Exhibit 10.1

Execution Version

SHARE AND ASSET PURCHASE AGREEMENT

among

WEST PHARMACEUTICAL SERVICES, INC.

WEST PHARMACEUTICAL SERVICES GROUP, LTD.

and

ARCHIMEDES PHARMA LIMITED

Dated as of December 24, 2004

Page

ARTICLE I.

DEFINITIONS

1

1.1.

Definitions

1

ARTICLE II.

PURCHASE AND SALE OF SHARES AND CONVEYED ASSETS;

CLOSING

8

2.1.

Purchase and Sale of Shares of the Company

9

2.2.

Purchase and Sale of Conveyed Assets

9

2.3.

Consents; Subsequent Documentation

10

2.4.

Excluded Assets of the Business

11

2.5.

Assumption of Certain Obligations of the US Business

12

2.6.

Retained Liabilities of the Business

12

2.7.

Purchase Price

14

2.8.

Closing

15

2.9.

Closing Obligations

15

(a)

Obligations of Parent and Selling Sub

15

(b)

Obligations of Buyer

16

ARTICLE III.

CONDITIONS TO CLOSING

17

3.1.

Conditions to the Obligations of Buyer and each of Parent and Selling Sub

17

(a)

No Order

17

(b)

Legality

17

(c)

Investment Transactions

17

(d)

Leuprolide and Budesonide Arrangement

17

3.2.

Conditions to the Obligations of Buyer

18

(a)

Representations and Warranties

18

(b)

Agreements and Covenants

18

i

(continued)

Page

(c)

FIRPTA Certificate

18

(d)

Closing Deliverables

18

(e)

No Material Adverse Change

19

(f)

Consents

19

3.3.

Conditions to the Obligations of Parent and Selling Sub

19

(a)

Representations and Warranties

19

(b)

Agreements and Covenants

19

(c)

Closing Deliverables

19

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

19

4.1.

Representations and Warranties of Parent and Selling Sub

19

(a)

Authority

19

(b)

No Conflict

20

(c)

Ownership of Shares

20

(d)

Organization and Standing of the Company

21

(e)

Organization and Standing of Parent

21

(f)

Capital Structure of the Company

21

(g)

Subsidiaries and Equity Interests

22

(h)

Financial Statements

22

(i)

Properties

22

(j)

Intellectual Property

23

(k)

Contracts

24

(l)

Litigation; Decrees

25

(continued)

Page

(m)

UK Benefit Plans

26

(n)

US Benefits Plans

27

(o)

Compliance with Applicable Laws

28

(p)

Licenses; Permits

28

(q)

Environmental Matters

28

(r)

Employee and Labor Matters

30

(s)

Assets

31

(t)

Sufficiency of Conveyed Assets

31

(u)

Brokers

31

(v)

Tax Matters

32

(w)

Absence of Changes or Events

33

(x)

Suppliers

33

(y)

Products

34

(z)

Undisclosed Liabilities

34

(aa)

Pharmaceutical Regulatory Compliance

34

4.2.

Representations and Warranties of Buyer

35

(a)

Organization, Authority

35

(b)

No Conflict

35

(c)

Sufficient Funds

36

(d)

Investment Intent

36

(e)

Litigation; Decrees

36

(f)

Investigation

36

(continued)

Page

(g)

Brokers

37

ARTICLE V.

COVENANTS

37

5.1.

Covenants of each of Parent and Selling Sub

37

(a)

Access

37

(b)

Ordinary Conduct

37

(c)

Assignment of Confidentiality Agreements

40

(d)

Covenant Not to Compete

40

(e)

Confidentiality

40

(f)

Non-Solicitation of Employees

41

(g)

Payment of 2004 Bonuses to UK Employees

41

(h)

Schedules

41

(i)

US Personnel

42

5.2.

Covenants of Buyer

42

(a)

Confidentiality

42

(b)

Change of Name

42

5.3.

Mutual Covenants

42

(a)

Consents and Approvals, Antitrust

42

(b)

Publicity

43

(c)

Further Assurances; Covenant to Satisfy Conditions

43

5.4.

Tax Matters

43

(a)

Transfer Taxes

43

(b)

Tax Cooperation

44

5.5.

Intellectual Property

44

(continued)

Page

5.6.

Records

44

5.7.

Liability to Taxes

44

5.8.

Option Liabilities

47

5.9.

Bonus Liability

48

5.10.

Pensions

49

ARTICLE VI.

OTHER AGREEMENTS

50

6.1.

Bulk Transfer Laws

50

6.2.

Notification of Certain Matters

50

ARTICLE VII.

MISCELLANEOUS

50

7.1.

Assignment

50

7.2.

No Third-Party Beneficiaries

51

7.3.

Termination

51

7.4.

Indemnification; Survival of Representations, Warranties and Covenants

52

(a)

Survival of Representations

52

(b)

Indemnification by each of Parent and Selling Sub

52

(c)

Indemnification by Buyer

53

(d)

Mitigation

53

(e)

Losses Net of Insurance, Etc

53

(f)

Defense of Third Party Claims

53

(g)

Cooperation

54

(h)

Limitation on Claims

55

(i)

Other Limitations

55

(j)

Exclusive Remedy

56

v

(continued)

Page

(k)

Tax Treatment

56

7.5.

Collateral Sources

58

7.6.

Tax Relief

58

7.7.

2004 Reliefs

59

7.8.

Expenses

59

7.9.

Amendments

60

7.10.

Notices

60

7.11.

Consent to Jurisdiction

61

7.12.

Severability

61

7.13.

Interpretation

62

7.14.

Waiver

62

7.15.

Counterparts

62

7.16.

Entire Agreement

62

7.17.

Governing Law

62

LIST OF EXHIBITS AND SCHEDULES

Schedule 1.1(a)	Investment Documents
Schedule 1.1(b)	Knowledge of Buyer
Schedule 1.1(c)	Knowledge of Sellers
Schedule 1.1(d)	UK Employees
Schedule 2.2(a)	Equipment and Equipment Leases
Schedule 2.2(b)(1)	Assumed Contracts
Schedule 2.2(b)(2)	Excluded Contracts
Schedule 2.7(a)	Stock Consideration
Schedule 2.7(b)	Allocation
Schedule 3.2(f)	Required Consents
Schedule 4.1(b)(i)	No Conflict
Schedule 4.1(b)(ii)	Consents
Schedule 4.1(f)	Capital Structure
Schedule 4.1(h)	Financial Statements
Schedule 4.1(i)(i)	Permitted Liens
Schedule 4.1(i)(iii)	Real Property Leases
Schedule 4.1(j)	Intellectual Property
Schedule 4.1(k)	Material Contracts
Schedule 4.1(k)(iii)	Affiliate Transactions
Schedule 4.1(k)(iv)	Intellectual Property Warranty
Schedule 4.1(m)	UK Benefit Plans
Schedule 4.1(n)	US Benefit Plans
Schedule 4.1(o)	Compliance with Applicable Laws
Schedule 4.1(p)	Licenses; Permits
Schedule 4.1(q)	Environmental Matters
Schedule 4.1(r)	Employment and Labor Matters
Schedule 4.1(s)	Assets
Schedule 4.1(v)	Tax Matters
Schedule 4.1(w)	Absence of Changes or Events
Schedule 4.1(x)	Suppliers
Schedule 4.1(y)	Products
Schedule 4.1(aa)(i)	Pharmaceutical Regulatory Compliance
Schedule 4.1(aa)(ii)	Pharmaceutical Regulatory Compliance (Manufacturing Operations)
Schedule 4.1(aa)(iii)	Adverse Reaction Reports
Schedule 4.2(b)(i)	No Conflict
Schedule 4.2(b)(ii)	Consents
Schedule 5.1(b)	Ordinary Conduct
Schedule 5.2(c)(v)	Severance Policy
Annex A	Additional Consideration
Exhibit A	Form of Transition Services Agreement
Exhibit B	UK Employment Contract (Executive Positions)
Exhibit C	UK Employment Contract (Non-Executive Positions)

SHARE AND ASSET PURCHASE AGREEMENT

SHARE AND ASSET PURCHASE AGREEMENT, dated as of December 24, 2004 (the “Agreement”), among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (“Parent”), WEST PHARMACEUTICAL SERVICES GROUP, LTD., a company registered in England and Wales under company number 2352532 whose registered office is at Bucklers Lane, St. Austell, Cornwall PL 25 3JU, England (“Selling Sub”) and ARCHIMEDES PHARMA LIMITED, a company registered in England and Wales under company number 5308647, whose registered office is at 10 Upper Bank Street, London E14 5JJ, England (“Buyer”).

BACKGROUND

A.

Parent and WEST PHARMACEUTICAL SERVICES DRUG DELIVERY & CLINICAL RESEARCH CENTER, LTD., a company registered in England and Wales under company number 02360391 whose registered office is at Albert Einstein Centre, Nottingham Science and Technology Park, Nottingham NG7 2TH, England (the “Company”) are engaged in the Business.

B.

Selling Sub owns the entire issued share capital of the Company, which consists of 1,133 ordinary shares of £0.10 each in the capital of the Company (the “Shares”).

C.

Parent owns the Conveyed Assets.

D.

The parties hereto desire that (i) Buyer shall purchase from Selling Sub and Selling Sub shall sell to Buyer the Shares and (ii) Buyer shall purchase from Parent and Parent shall sell to Buyer the Conveyed Assets, in each case, upon the terms and subject to the conditions set forth herein.

TERMS

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1.

Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“2004 Relief” shall mean a Relief arising in respect of the year ending December 31, 2004 which can be surrendered pursuant to Section 402 Income and Corporation Taxes Act 1998.

“Accounts Date” shall mean December 31, 2003.

“Accounts” shall mean the audited financial statements of the Company, prepared in accordance with the Companies Act for the accounting reference period ended on the Accounts Date and attached hereto as Schedule 4.1(h).

“Additional Consideration” shall have the meaning set forth in Annex A hereto.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

“Agreement” shall have the meaning set forth in the Introduction.

“Allocation” shall have the meaning set forth in Section 2.7(b).

“Applicable Law” shall have the meaning set forth in Section 4.1(o).

“Assumed Contracts” shall have the meaning set forth in Section 2.2(b).

“Assumed Liabilities” shall have the meaning set forth in Section 2.5.

“Balance Sheet” shall have the meaning set forth in Section 4.1(h).

“Balance Sheet Date” shall have the meaning set forth in Section 4.1(h).

“Benefit Plans” shall mean the US Benefit Plans and the UK Benefit Plans.

“Business” shall mean the US Business together with the UK Business.

“Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions located in New York or London are authorized or obligated by law or executive order to close.

“Buyer” shall have the meaning set forth in the Introduction.

“Buyer Indemnified Parties” shall have the meaning set forth in Section 7.4(b).

“Buyer Material Adverse Effect” shall mean a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Buyer and its Subsidiaries taken as a whole or the ability of the Buyer to consummate the transactions contemplated hereby.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“Claims” shall have the meaning set forth in Section 7.4 (a).

“Contracts” shall mean all Equipment Leases, all Assumed Contracts and all other indentures, loan agreements, security agreements, and all other contracts, commitments, partnership or joint venture agreements, license agreements, service contracts, employment, commission, and consulting agreements, suretyship contracts, letters of credit, reimbursement agreements, including contracts or commitments limiting or restraining the Parent, with respect to the Business, or the Company from engaging or competing in any lines of business or with any Person, documents granting the power of attorney with respect to the affairs of the Parent, with respect to the Business, or the Company, agreements not made in the ordinary course of business consistent with past practice, options to purchase any assets or property rights of the Business, working capital maintenance or other form of guaranty agreements, and all other agreements in each case to which the Parent, with respect to the Business, or the Company is a party.

“Closing” shall have the meaning set forth in Section 2.8.

“Closing Date” shall have the meaning set forth in Section 2.8.

“Collateral Source” shall have the meaning set forth in Section 7.4(e).

“Company” shall have the meaning set forth in the Background.

“Companies Act” shall have the meaning set forth in Section 2.9(a)(iv)(C).

“Confidentiality Agreement” shall have the meaning set forth in Section 5.2(a).

“Conveyed Assets” shall have the meaning set forth in Section 2.2.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“DEA” shall have the meaning set forth in Section 4.1(y).

“Debt - Free Purchase Price” shall have the meaning set forth in Section 2.7(a).

“Employees” shall mean all US Employees and UK Employees.

“Environmental Laws” shall mean in all applicable jurisdictions any applicable statute, law, ordinance, code regulation, rule, writ, judgment, notice, order or decree of or issued or promulgated by a Governmental Authority relating, in any way, to the protection of the environment, pollution, or the use, treatment, storage, disposal, arrangement for disposal or transportation, management, handling or Release or threat of Release of any Hazardous Substances or preservation or reclamation of natural resources, each as in effect as of the Closing Date, CERCLA, the Federal Water Pollution Control Act, the Clean Air Act of 1970, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, the Hazardous Materials Transportation Act, the National Environmental Policy Act, the Superfund Amendment and Reauthorization Act of

1986, the Environmental Protection Act 1990 (UK) and any similar or implementing state or local law, and all amendments thereto or regulations promulgated thereunder.

“Environmental Liability” means any liability or obligation arising under Environmental Laws in connection with the Company, the Business, the Conveyed Assets or the Assumed Liabilities.

“Environmental Permits” shall have the meaning set forth in Section 4.1(q)(i).

“Equipment” shall have the meaning set forth in Section 2.2(a).

“Equipment Leases” shall have the meaning set forth in Section 2.6(l).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any other entity that is, or at any relevant time was, together with Parent, treated as a “single employer” under Section 414(b)), 414(c) or 414(m) of the Code.

“Estimate” shall have the meaning set forth in Section 2.7(d).

“Excluded Assets” shall have the meaning set forth in Section 2.4.

“FDA” shall have the meaning set forth in Section 4.1(y).

“FDCA” shall have the meaning set forth in Section 4.1(y).

“Final Schedules” shall have the meaning set forth in Section 5.1(h).

“Financial Statements” shall have the meaning set forth in Section 4.1(h).

"GAAP" means United States generally accepted accounting principles.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or foreign country (or Parliament, any employment tribunal or the Inland Revenue or Customs in the UK) or any county, jurisdiction, municipality or other political subdivision thereof or any other supranational organization of sovereign states.

“Governmental Authorizations” shall mean all licenses, permits, certificates, orders and authorizations and approvals under applicable laws, ordinances or regulations of any Governmental Authority.

“Group Relief” shall have the meaning set forth in Section 5.7(c).

“Hazardous Substances” shall mean any hazardous, toxic or polluting substance, material or waste, including, but not limited to, petroleum or any derivative or by-product thereof, asbestos containing materials, radioactive materials and polychlorinated biphenyls and any substance or material regulated under any Environmental Law.

“Incentive Plans” shall have the meaning set forth in Section 4.1(m)(ii)(J).

“Indebtedness” shall mean (a) all Intercompany Liabilities; (b) any borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any bond, note, bill of exchange or commercial paper, or other transaction having the commercial effect of a borrowing); and (c) all Payables.

“Indemnified Parties” shall have the meaning set forth in Section 7.4(b).

“Intellectual Property” shall mean all rights to patents and patent applications, including reissues, continuations, divisions, continuations in part, renewals or extensions, trademarks (registered or unregistered), trade names, Internet sites, domain names and service mark registrations and applications for registration, copyright registrations, applications for registration and domain name registrations, trade secrets and other proprietary information, database rights, rights in patentable inventions, improvements, know-how, processes, formulas, batch records, inventor logs, common law marks and unregistered copyrights, and all other intangible rights existing in any jurisdiction throughout the world.

“Intellectual Property Licenses” shall have the meaning set forth in Section 2.2(d).

“Intercompany Liabilities” shall mean liabilities of the US Business or the UK Business to Parent or a subsidiary of Parent, other than the Company.

“Intercompany Receivables” shall mean all accounts receivable held by the US Business or the Company which are payable by Parent or a subsidiary of Parent, other than the Company.

“Inventory” shall have the meaning set forth in Section 2.2(c).

“Investment Documents” mean the documents related to the financing of the Buyer set forth on Schedule 1.1(a).

“Knowledge of Buyer” or words of similar import shall mean the actual knowledge of the individuals set forth on Schedule 1.1(b).

“Knowledge of Sellers” or words of similar import shall mean the actual knowledge of the individuals set forth on Schedule 1.1(c).

“Liabilities” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” shall mean all claims, security interests, liens, mortgages, options, charges, pledges, escrows, proxies, rights of first refusal, preemptive rights, hypothecations, title retention agreements, indentures or security agreements or any similar encumbrances or restrictions.

“Losses” shall have the meaning set forth in Section 7.4(b).

“Loss Threshold” shall have the meaning set forth in Section 7.4(i).

“Material Adverse Effect” shall mean a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Business taken as a whole or the ability of Parent or Selling Sub to consummate the transactions contemplated hereby.  Each of Parent and Selling Sub, as applicable, may at its option, include in the Schedules of this Agreement or elsewhere items which would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgement by either Parent or Selling Sub that such items would have a Material Adverse Effect or further define the meaning of such term for the purpose of this Agreement.

“Material Contracts” shall have the meaning set forth in Section 4.1(k)(i).

“Parent” shall have the meaning set forth in the Introduction.

“Parent IP” shall have the meaning set forth in Section 5.5.

“Payables” shall mean (a) Trade Payables and all other accounts payable of the Business including without limitation those reflected in the accrued capital spending, intercompany and payroll related accounts payable and (b) all other current liabilities including salaries, wages and bonus, taxes payable and other accrued liabilities, in each case calculated in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

“Permits” shall have the meaning set forth in Section 4.1(p).

“Permitted Liens” shall have the meaning set forth in Section 4.1(i)(i).

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association (unincorporated or otherwise), a trust or other entity or organization, including a federal, state, local or foreign government or regulatory entity or political subdivision or an agency or instrumentality thereof.

“Preliminary Schedules” shall have the meaning set forth in Section 5.1(h).

“Product” shall have the meaning set forth in Section 4.1(y).

“Purchase Price” shall have the meaning set forth in Section 2.7(a).

“Real Property Lease” shall have the meaning set forth in Section 4.1(i)(iii).

“Release” shall have the same meaning as set forth in Section 9601(22) of CERCLA.

“Relief” shall have the meaning set forth in Section 5.7(a)(ii).

“Retained Liabilities” shall have the meaning set forth in Section 2.6.

“Returns” shall have the meaning set forth in Section 4.1(v)(i).

“Scheduled Intellectual Property” shall have the meaning set forth in Section 4.1(j).

“Scheme” shall have the meaning set forth in Section 4.1(m)(ii)(E).

“Seller Indemnified Parties” shall have the meaning set forth in Section 7.4(c).

“Selling Sub” shall have the meaning set forth in the Introduction.

“Shares” shall have the meaning set forth in the Introduction.

“Stock Consideration” shall have the meaning set forth in Section 2.7(a).

“Subsidiary” shall mean an entity as to which any Person prior to Closing owns directly or indirectly more than fifty percent (50%) of the voting power or similar interest.

“Survival Period” shall have the meaning set forth in Section 7.4(a).

“Tax” shall mean any federal, state, foreign or local net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, business, securities transaction, value added, sales, use, excise, custom, transfer, registration, stamp, stamp duty or related tax, premium, real property, personal property, ad valorem, charges, levies, contributions, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers’ compensation, payroll, all National Insurance contributions, withholding, estimated or other similar tax, duty or other governmental charge of any kind whatsoever, whether of the United States, the United Kingdom or elsewhere (including all interest and penalties thereon and additions thereto).

“Termination Date” shall have the meaning set forth in Section 7.3(a).

“Third Party Claim” shall have the meaning set forth in Section 7.4(f).

“Trade Payables” shall mean the aggregate of accounts payable of the Business (inclusive of accrued interest thereon) as determined in accordance with GAAP, including any accounts payable reflected in the Balance Sheet.

“Transaction Documents” shall mean this Agreement, the Transition Services Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Investment

Documents and any other agreements, documents, certificates, instruments contemplated hereby or thereby.

“Transfer Tax” shall have the meaning set forth in Section 5.4(a).

“TUPE” shall mean the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended).

“UK Benefit Plans” shall have the meaning set forth in Section 4.1(m)(i).

“UK Business” shall mean the business of researching, developing, licensing and marketing systems for the delivery of therapeutic compounds for sale throughout the world covering a range of delivery technologies for various types of administration, including, nasal, oral and parenteral, and products that incorporate these technologies, in each case that employ (i) the Company's patented or proprietary chitosan or pectin nasal technology or starch-capsule coating oral technology or (ii) any Scheduled Intellectual Property or Conveyed Assets.

“UK Employees” shall mean those individuals with whom the Company maintains on the Closing Date an employer-employee relationship (including any individual on short-term disability, or an approved leave of absence, but excluding any individual on long-term disability whose primary responsibilities relate to the UK Business and whose names (together with other particulars of employment) are specified in Schedule 1.1(d).

“Unassigned Contract” shall have the meaning set forth in Section 2.3(a).

“US Benefit Plans” shall mean all employment, bonus, incentive, stock purchase, stock ownership, stock option, deferred compensation, severance, termination, paid time off or other material employee fringe benefit plans, programs, agreements or arrangements presently maintained by, or contributed to or for any US Employees or under which any US Employees has any right to payments or benefits..

“US Business” shall mean (i) the business of researching, developing, licensing and marketing systems for the delivery of therapeutic compounds for sale throughout the world covering a range of delivery technologies for various types of administration, including, nasal, oral and parenteral, and products that incorporate these technologies, in each case that employ (a) the Company's patented or proprietary chitosan or pectin nasal technology or starch-capsule coating oral technology or (b) any Scheduled Intellectual Property or Conveyed Assets and (ii) the business of developing a generic manually administrable fluticasone product.

“US Employees” shall have the meaning set forth in Section 2.6(h).

ARTICLE II.

PURCHASE AND SALE OF SHARES AND CONVEYED ASSETS; CLOSING

2.1.

Purchase and Sale of Shares of the Company.  On the terms and subject to the conditions of this Agreement, at the Closing referred to below, Selling Sub shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Selling Sub, good title to the Shares free and clear of any Liens.  Buyer shall purchase the Shares with effect from and including the Closing Date to the intent that all rights and advantages accruing to the Shares, including any dividends or distributions declared on or after that date, or made or paid on the Shares on or after that date, shall belong to Buyer.

2.2.

Purchase and Sale of Conveyed Assets.  On the terms and subject to the conditions of this Agreement, at the Closing, Parent shall sell, convey, assign and transfer to the Buyer, and the Buyer shall purchase, acquire and accept from Parent, free and clear of all Liens other than the Permitted Liens, all of Parent’s right, title and interest in and to the following assets, properties and rights owned or held by Parent (collectively, the “Conveyed Assets”):

(a)

the furniture, equipment, laboratory equipment, machinery, computer hardware, supplies, personal property and other tangible property owned, leased or licensed by Parent and used or held for use in, or which are attributable to, the Business (the “Equipment”) set forth on Schedule 2.2(a);

(b)

the rights and benefits inuring to Parent, its Affiliates or the Company under Contracts, licenses, agreements and commitments primarily relating to, or which are primarily attributable to, the Business including, without limitation, those Contracts set forth on Schedule 2.2(b)(1) (“Assumed Contracts”) but excluding (i) the Contracts set forth on Schedule 2.2(b)(2) and (ii) any Contracts (other than that certain License Agreement, dated as of January 1, 2000, between Parent, as licensee, and the Company, as licensor, which shall be an Assumed Contract) the parties to which consist only of the Parent and its Affiliates, including the Selling Sub and the Company;

(c)

all materials, works in progress, supplies, finished goods, samples or stores primarily relating to, or which are primarily attributable to, the Business (“Inventory”), including Inventory of the Business held at any location controlled by Parent or any of its Affiliates and any Inventory of the Business previously purchased and in transit to Parent or any of its Affiliates, including, without limitation, all chitosan and starch capsule Inventory and any Inventory reflected in the Balance Sheet;

(d)

all rights in Intellectual Property primarily used or held for use in, or primarily attributable to, the conduct the Business (including, without limitation, the Intellectual Property set forth on Schedule 4.1(j) and any pharmaceutical Intellectual Property used in the Company’s patented or proprietary chitosan or pectin nasal technology or starch-capsule coating oral technology) other than the Parent IP (the “Business Intellectual Property” and the licenses

(e)

relating to Intellectual Property so licensed by Parent sometimes referred to as the “Intellectual Property Licenses”);

(f)

all prepaid expenses (other than those relating to Excluded Assets and Retained Liabilities) attributable to the Business;

(g)

Governmental Authorizations and Environmental Permits owned, utilized or licensed (subject to the terms of such licenses) by Parent primarily relating to, or which are primarily attributable to, the Business to the extent their transfer is permitted by law;

(h)

(A) the databases and software programs, source codes and user manuals owned, used, leased by or licensed to Parent and primarily used or held for use in the operation of the Business and (B) the computer hardware primarily used or held for use primarily in the Business;

(i)

all customer and vendor lists to the extent relating to the Business, and all files and documents (including credit information) to the extent primarily relating to customers and vendors of the Business, and other business and financial records, files, books and documents (whether in hard copy or computer format) to the extent primarily relating to the Business, including, without limitation, books and records related to inventory, purchasing, accounting, sales, pricing, research and development, quality control, engineering, manufacturing, maintenance, repairs, marketing, banking, Intellectual Property, shipping records, personnel files for Continuing Employees and all files, customer and supplier lists, records, literature and correspondence and other communication; provided, however, that Parent shall be entitled to make and retain copies of such books and records to the extent they relate to Excluded Assets or Retained Liabilities or to the extent required to do so by Applicable Law; and

(j)

the assets used or held for use by Parent primarily in connection with the research and development of fluticasone.

To the extent that any of the Conveyed Assets are located at premises that after Closing will be controlled by Parent, Selling Sub or any of their Affiliates (other than the Company). Parent and Buyer shall make the necessary arrangements to deliver such Conveyed Assets to the Company or as otherwise directed by Buyer, and Buyer shall bear the expenses incurred in connection with such arrangements.  In order to facilitate delivery, Parent shall grant Buyer reasonable access to the Parent’s facilities during normal business hours.

2.3.

Consents; Subsequent Documentation.

(a)

Subject to Section 3.2(f), there shall be excluded from the transactions contemplated by this Agreement any Real Property Lease, Equipment Lease, Intellectual Property License, Contract, agreement, lease, license or right that is not assignable or transferable without the consent of any Person other than Parent, Selling Sub, Company or Buyer, to the extent that such consent shall not have been given prior to the Closing (“Unassigned Contract”); provided, however, that each of Parent, Selling Sub and the Company shall have the continuing obligation after the Closing to use reasonable efforts to obtain all necessary consents to the assignment or transfer of any Unassigned Contract and, upon obtaining the requisite third party consents thereto, such Unassigned Contract, if otherwise includable in the Conveyed Assets or the transactions contemplated hereby, shall be transferred and assigned to Buyer hereunder without the payment of any additional consideration by the Buyer and shall cease to be an Unassigned Contract for the purposes of this Agreement.  Parent and Selling Sub shall, at their cost and expense, use reasonable efforts to obtain (i) all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all Persons, other than the Buyer, required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby and (ii) all consents set forth on Schedule 3.2(f), including without limitation all consents required to transfer or assign to Buyer all Intellectual Property Licenses necessary to conduct the Business in the ordinary course consistent with past practice.  Nothing herein shall require Parent, Selling Sub or Buyer to pay money to, grant any accommodation (financial or otherwise) to, or commence litigation against, any third party in complying with this Section 2.3.

(b)

With respect to any Unassigned Contract that is not assigned or transferred to Buyer at the Closing by reason of Section 2.3(a), after the Closing, the parties shall cooperate with each other, upon written request, in endeavoring to obtain for Buyer an arrangement which Buyer reasonably shall desire and which is designed to provide Buyer the benefits and obligations of such Unassigned Contract in some other manner.  Each of Parent and Selling Sub, on the one hand, and Buyer, on the other hand, shall bear its own internal expenses in complying with this Section 2.3(b).

(c)

Except as otherwise expressly provided herein and subject to Section 5.1(b), each of Parent and Selling Sub may take (or cause one or more of its Affiliates to take) such action as is necessary or advisable to transfer, effective as of the Closing Date, the Excluded Assets from the Company for such consideration or for no consideration, as may be determined by each of Parent and Selling Sub in its sole discretion.  After the Closing Date, Buyer shall take all actions (or shall cause its Affiliates to take all actions) reasonably requested by Parent and Selling Sub, at Parent’s or Selling Sub’s expense, to effect the provisions of this Section 2.3(c).

2.4.

Excluded Assets of the Business.  Notwithstanding any provision in this Agreement, Parent shall retain all assets, other than the Conveyed Assets, the Shares and the assets of the Company except to the extent expressly set forth below, including, without limitation, the following assets and properties of the Business (the “Excluded Assets”):

(a)

all (i) cash and cash equivalents on hand, wherever located, including bank balances and bank accounts, and similar cash items on hand and (ii) investment securities and other short- and medium- term investments of the US Business, in the case of both (i) and (ii) as of the Closing and set forth in the Estimate;

(b)

all trade accounts receivable (including Intercompany Receivables) of the Business up to the amount of such receivables set forth in the Estimate and in each case accrued as of the Closing Date calculated in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet;

(c)

all losses, loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any and all Taxes related to the US Business or the Conveyed Assets, to the extent attributable to a taxable period ending on or prior to the Closing Date, including, without limitation, interest thereon;

(d)

the corporate books and records of Parent and the Selling Sub (but not the corporate books and records of the Company);

(e)

all insurance policies;

(f)

the Parent IP, including without limitation the name “West Pharmaceutical Services, Inc.” and all trademarks derivative thereof and the diamond logo;

(g)

any assets solely related to the GFI clinical trial site located in Evansville, Indiana;

(h)

except as expressly set forth herein, all assets of any employee benefit plan related to any liabilities retained by Parent under Sections 2.6(h) and 2.6(i);

(i)

any Unassigned Contract until such date that Parent, Selling Sub or the Company has obtained the necessary consents to the assignment or transfer of such Unassigned Contract.  On such date, such Unassigned Contract shall become part of the Conveyed Assets; and

(j)

clinical trial contracts for leuprolide and budesonide.

2.5.

Assumption of Certain Obligations of the US Business.  On the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing, to assume the following Liabilities of Parent to the extent directly relating to the Conveyed Assets or the US Business and shall satisfy and discharge such Liabilities, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable as of the Closing Date, other than Retained Liabilities (all of such liabilities and obligations being herein collectively called the “Assumed Liabilities”):

(a)

all Liabilities arising under any Contracts set forth on Schedule 2.2(b)(1) to the extent that such Contracts relate to the US Business, but excluding Liabilities arising out of a breach or default of a Contract prior to Closing; and

(b)

Indebtedness reflected in the Estimate and included as a reduction to the Purchase Price.

2.6.

Retained Liabilities of the Business.  Notwithstanding any provision in this Agreement, Parent shall retain and be responsible for all Liabilities of Parent and its Affiliates  other than the Assumed Liabilities (the “Retained Liabilities”).  Retained Liabilities shall include, without limitation, the following:

(a)

all Liabilities resulting from ownership of the Shares or the conduct of the Business prior to the Closing Date;

(b)

Liabilities resulting from all lawsuits pending or threatened against Parent, Selling Sub or the Company as of the Closing Date or to the extent arising from events occurring prior to the Closing Date;

(c)

Liabilities for which Parent or Selling Sub expressly has responsibility pursuant to the terms of this Agreement;

(d)

Liabilities associated with the Excluded Assets;

(e)

any Liability under Contracts, agreements, leases, licenses or such other arrangements to which Parent is a party or by or to which Parent or any of its assets, properties or rights is bound or subject, which are not set forth on Schedule 2.2(b)(1) or which are specifically set forth on Schedule 2.2(b)(2);

(f)

Intercompany Liabilities, except to the extent reflected in the Estimate and included as a reduction to the Purchase Price pursuant to Section 2.7(d);

(g)

Liabilities for Indebtedness of the US Business or the Company other than Indebtedness reflected in the Estimate and included as a reduction in the Purchase Price;

(h)

Liabilities to or in respect of all employees or former employees (including any individual on short-term or long-term disability or leave of absence) of Parent and its Affiliates or the US Business (other than UK Employees) (“US Employees”), including, without limitation (i) Liabilities for retirement benefits with respect to all periods whether prior to Closing, and Liabilities under any US Benefit Plan and (ii) any bonuses or other similar payments to US Employees, which are made in respect of the 2004 calendar year, regardless of when paid;

(i)

Pension Liabilities to the UK Employees to the extent relating to their employment prior to the Closing Date;

(j)

(i) any and all Tax Liabilities related to the US Business or the Conveyed Assets for taxable periods ending on or prior to the Closing Date; and (ii) any Tax Liabilities related to Taxes of any of Parent, Selling Sub or the Company for or attributable to taxable periods ending on or prior to the Closing Date;

(k)

all Liabilities arising under Environmental Laws attributable to or incurred as a result of any acts, omissions, or conditions first occurring or in existence as of or prior to the Closing, including, but not limited to, any Liability with respect to the Release, handling, discharge, treatment, storage, generation, disposal, or presence of Hazardous Materials as of or prior to the Closing; and

(l)

subject to Section 2.3(b), all Liabilities associated with any Unassigned Contract until such date that any Real Property Lease, leases relating to Equipment leased by Parent (the “Equipment Leases”), Intellectual Property License, Assumed Contract, agreement, lease, license or right ceases to be an Unassigned Contract under Section 2.3.  On such date, all Liabilities associated with such Unassigned Contract shall become Assumed Liabilities.

2.7.

Purchase Price.

(a)

In consideration of the sale and transfer of the Shares and the sale and transfer of the Conveyed Assets, Buyer shall (i) pay to Selling Sub an aggregate purchase price of $7,085,000 (the “Debt - Free Purchase Price”) minus the amount of any Indebtedness set forth in the Estimate, (ii) agree to pay Selling Sub the Additional Consideration, (iii) issue to Parent and Selling Sub the number of shares of common stock of the Buyer set forth next to each in the Schedule 2.7(a) (the “Stock Consideration”), and (iv) assume the Assumed Liabilities.  At the Closing, Buyer will deliver the Debt-Free Purchase Price minus the amount of the Indebtedness set forth in the Estimate (the “Purchase Price”), in immediately available funds, by wire transfer in accordance with written instructions given by each of Parent and Selling Sub to Buyer not less than two (2) Business Days prior to the Closing.

(b)

Allocation of the Purchase Price.  Each of Parent and Selling Sub and Buyer have agreed to the allocation of the Purchase Price as set forth on Schedule 2.7(b) (the “Allocation”).  Each of Parent and Selling Sub, on the one hand, and Buyer, on the other, shall (a) be bound by the Allocation for purposes of determining any Taxes, (b) prepare and file, and cause its Affiliates to prepare and file, its tax returns on a basis consistent with the Allocation, and (c) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable tax return or in any proceeding before any taxing authority or otherwise.  In the event that the Allocation is disputed by any Governmental Authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.  Each of Parent, Selling Sub and Buyer acknowledges that the Allocation was done at arm’s length based upon a good faith estimate of fair market values.

(c)

Additional Consideration.  Buyer hereby agrees to pay Additional Consideration to Selling Sub in accordance with, and subject to the provisions of, Annex A hereto.

(d)

Pre-Closing Estimate of Purchase Price.  Not later than two (2) calendar days prior to the Closing Date, Sellers shall deliver to Buyer in writing a statement setting forth its good faith estimate (the “Estimate”) of (i) the Indebtedness of the US Business and the Company as of the Closing Date and a schedule setting forth the calculation of such Indebtedness and (ii) the trade accounts receivable (including Intercompany Receivables) of the US Business and the Company as of the Closing Date and a schedule setting forth the calculation of such trade accounts receivable.  The Estimate shall be prepared in the same format (including the same line items) as the Balance Sheet.  Amounts recorded in the Estimate shall be determined in accordance with GAAP consistently applied with those employed in preparing the Balance Sheet.  The Purchase Price payable at Closing shall be reduced by the amount of Indebtedness set forth in the Estimate.

2.8.

Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.3, the closing of the purchase and sale of the Shares and the Conveyed Assets (the “Closing”) will take place at 10:00 a.m. no later than two (2) Business Days after the satisfaction of the conditions set forth in Sections 3.1, 3.2 and 3.3 hereof (other than the respective actions the parties will take at the Closing itself), at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania, unless another date, time or place is agreed to in writing by the parties hereto (the “Closing Date”).

2.9.

Closing Obligations.

(a)

Obligations of Parent and Selling Sub.

(i)

Not less than two (2) Business Days prior to the Closing Date, each of Parent and Selling Sub shall deliver to Buyer payment instructions indicating the bank accounts to which Buyer should transfer, by wire transfer of immediately available funds, the Purchase Price.

(ii)

On the Closing Date, each of Parent and Selling Sub shall deliver to Buyer the certifications specified in Sections 3.2(a), 3.2(b) and 3.2(c).

(iii)

At the time of the Closing, Parent shall execute and deliver to Buyer:

(A)

the Transition Services Agreement in a form substantially similar to Exhibit A attached hereto;

(B)

the Bill of Sale in a form reasonably satisfactory to the parties; and

(C)

the Assignment and Assumption Agreement in a form reasonably satisfactory to the parties; and

(D)

short form assignments of all Intellectual Property listed in Schedule 4.1(j) suitable for filing in the relevant governmental office.

(iv)

At the time of Closing, Selling Sub shall deliver to Buyer:

(A)

duly executed share transfers in respect of the Shares in favor of Buyer or as it may direct, together with the relevant share certificates and stock powers or other documents of title, or in the event that such share certificates have been lost, stolen or destroyed, an affidavit of loss and an indemnity to the Company all in a form acceptable to Buyer;

(B)

written resignations from their offices from all persons who, on or immediately prior to Closing, may be directors or secretaries of the Company, resigning from their offices;

(C)

the unqualified resignation with effect from Closing of the present auditors as auditors of the Company by notice in accordance with section 392 of the Companies Act of 1985 (the “Companies Act”) which shall contain a statement in accordance with section 394 of the Companies Act together with confirmation that the resigning auditors have no claims against the Company for loss of office, unpaid fees or expenses; and

(D)

the certificate of incorporation, any certificates of incorporation on change of name and copies of the memorandum and articles of association of the Company and the registers and books required by the Companies Act to be kept by the Company, all of which shall be written up to date as of the Closing Date.

(v)

Prior to the Closing Date, the Selling Sub shall procure that a Board Meeting of the Company will be held at which the Board of the Directors of the Company will transact the following business:

(A)

(subject only to them being duly stamped) the approval of the transfer of the Shares and the Buyer being entered in the Register of Members as the holder of the shares specified in those transfers;

(B)

the appointment of such persons as the Buyer may nominate as directors and secretary of the Company; and

(C)

the acceptance of the various resignations of directors, officers, secretaries and auditors referred to in this section.

(vi)

At the time of the Closing, Parent and Selling Sub shall deliver to Buyer all instruments and documents necessary to transfer to Buyer valid title to or leasehold interest in the Conveyed Assets, free and clear of all Liens other than the Permitted Liens.

(b)

Obligations of Buyer.

(i)

On the Closing Date, Buyer shall deliver to Parent the certifications specified in Sections 3.3(a) and 3.3(b).

(ii)

At the time of the Closing, Buyer shall deliver to Parent or Selling Sub, as applicable, the Purchase Price and Stock Consideration, as provided in Section 2.7.

(iii)

At the time of the Closing, Buyer shall execute and deliver to Parent:

(A)

the Transition Services Agreement in a form substantially similar to Exhibit A attached hereto;

(B)

the Bill of Sale in a form reasonably satisfactory to the parties; and

(C)

the Assignment and Assumption Agreement in a form reasonably satisfactory to the parties.

ARTICLE III

CONDITIONS TO CLOSING

3.1.

Conditions to the Obligations of Buyer and each of Parent and Selling Sub.   The respective obligations of Buyer and each of Parent and Selling Sub to effect the purchase and sale of the Shares and Conveyed Assets shall be subject to the satisfaction or waiver by each of Buyer,  Parent and Selling Sub (where permissible) at or prior to the Closing Date of the following conditions:

(a)

No Order.   No Applicable Law, preliminary or permanent injunction, order or decree of any court or administrative agency of competent jurisdiction or Governmental Authority or other regulatory authority shall be in effect which restrains or prohibits the purchase and sale of the Shares or the Conveyed Assets or any other transaction contemplated hereby or shall be pending or threatened which seeks to (i) enjoin, restrain, or prohibit the consummation of the transactions contemplated hereby, (ii) impose limitations on the ability of Buyer to exercise full rights of ownership of the Conveyed Assets or the Shares or (iii) require the divestiture by Buyer or any of its Affiliates of the Conveyed Assets or Shares.

(b)

Legality.   No Applicable Law of any Governmental Authority shall be in effect that makes the purchase and sale of the Shares or the Conveyed Assets or any other transaction contemplated hereby illegal.

(c)

Investment Transactions.  The Investment Documents shall have been executed and delivered by the parties thereto and shall be in full force and effect.

(d)

Leuprolide and Budesonide Arrangement.  Parent, on the one hand, and Buyer or the Company, on the other hand, shall have entered into a written agreement, in a form mutually satisfactory to Buyer and Parent, pursuant to which Parent and the Company set forth the terms and conditions of each of the parties’ respective rights to leuprolide and budesonide, including ownership and licensing rights and incorporating the following terms: (i) Buyer or Company shall own all Intellectual Property rights to leuprolide, including patent rights on the class of compounds including leuprolide, except for any Intellectual Property that is exclusive solely to leuprolide, which shall be owned by Parent and Parent shall bear the costs of any clinical trials currently in process with respect to Leuprolide but neither Parent nor Selling Sub shall be under any obligation to continue such clinical trials; (ii) Buyer or Company shall own all Intellectual Property rights, including patent rights, to budesonide but Parent shall be responsible for the costs of any clinical trials currently in process with respect to budesonide, but neither Parent nor Selling Sub shall be under any obligation to continue such clinical trials; (iii) Buyer or

Company shall grant Parent an exclusive, royalty free, perpetual, worldwide license under the Intellectual Property to develop, manufacture and sell leuprolide using chitosan in treating endometriosis; (iv) Buyer or Company shall have access to and rights to use all data on products developed by Parent under the agreement; and (v) Parent shall provide to Buyer or Company an annual report on the status of regulatory proceedings and copies of all correspondence filed in connection therewith, within thirty days of receipt by Parent.  The parties shall undertake to negotiate the definitive terms of such arrangement in good faith.

3.2.

Conditions to the Obligations of Buyer.   The obligation of Buyer to purchase and pay for the Shares and the Conveyed Assets shall be subject to the satisfaction or waiver by Buyer (where permissible) on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties.  Each of the representations and warranties of each of Parent and Selling Sub set forth in Section 4.1 qualified by Material Adverse Effect or materiality shall be true and correct in all respects and all other representations and warranties shall be true and correct in all material respects, in each case, on and as of the Closing Date, as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a particular date which shall be true and correct in all respects or in all material respects, as applicable, as of that date) and each of Parent and Selling Sub shall have delivered to Buyer a certificate signed by a duly authorized signatory of each of Parent and Selling Sub to that effect.

(b)

Agreements and Covenants.  Each of Parent and Selling Sub shall have performed or complied in all material respects with their respective agreements and covenants contained in this Agreement required to be performed or complied with by them on or prior to the Closing Date, and each of Parent, Selling Sub and the Company shall have delivered to uyer a certificate signed by duly authorized signatories of Parent, Selling Sub and the Company to that effect.

(c)

FIRPTA Certificate.  Parent shall have delivered to Buyer a certificate, in accordance with Treasury Regulation Section 1.1445-2(b), to the effect that Parent is not a foreign Person for purposes of Sections 897 and 1445 of the Code.

(d)

Closing Deliverables.  Parent and Selling Sub shall each have delivered all documents and performed all duties and obligations as required pursuant to Section 2.9(a) hereof.

(e)

No Material Adverse Change.  During the period from the date hereof to the Closing Date, there shall not have occurred any event which has had or would reasonably be expected to have a Material Adverse Effect.

(f)

Consents.

The consents and approvals identified on Schedule 3.2(f) shall have been obtained, and none of such consents or approvals shall have imposed any condition or conditions that materially interfere with or impair the Business.

(g)

Delivery of Final Schedules.  The Final Schedules shall have been delivered to Buyer and such Final Schedules shall be reasonably satisfactory to Buyer.

3.3.

Conditions to the Obligations of Parent and Selling Sub.  The obligation of (i) Selling Sub to sell and deliver the Shares to Buyer and (ii) Parent to sell, convey, assign and transfer the Conveyed Assets to Buyer shall be subject to the satisfaction or waiver by Parent and Selling Sub, as applicable, at or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of Buyer set forth in Section 4.2 qualified by Buyer Material Adverse Effect or materiality shall be true and correct in all respects and all other representations and warranties shall be true and correct in all material respects, in each case, on and as of the Closing Date, as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a particular date which shall be true and correct in all respects or in all material respects, as applicable, as of that date) and Buyer shall have delivered to each of Parent and Selling Sub a certificate signed by a duly authorized signatory of Buyer to that effect.

(b)

Agreements and Covenants.  Buyer shall have performed or complied in all material respects with all agreements and covenants contained in this Agreement required to be performed or complied with by Buyer on or prior to the Closing Date, and Buyer shall have delivered to each of Parent and Selling Sub a certificate signed by a duly authorized signatory of Buyer to that effect.

(c)

Closing Deliverables.  Buyer shall have delivered all documents and performed all duties and obligations as required pursuant to Section 2.9(b) hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.

Representations and Warranties of Parent and Selling Sub.  Parent and with respect only to those representations and warranties exclusively related to the Selling Sub, the Company, the Shares or the UK Business, Selling Sub, hereby represent and warrant to Buyer as follows:

(a)

Authority.  Parent and Selling Sub have all requisite corporate power and corporate authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.  All corporate acts and other proceedings required to be taken by Parent or Selling Sub to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and properly taken.  This Agreement has been duly executed and delivered by Parent and Selling Sub and constitutes the legal, valid and binding obligation of Parent and Selling Sub, enforceable against them in accordance with its terms.  Each Transaction Document, when executed and delivered by the Parent and the Selling Sub party thereto, will constitute the legal, valid and binding obligation of Parent or Selling Sub, as the case may be, enforceable against them in accordance with its terms.

(b)

No Conflict.

(i)

The execution, delivery and performance by Parent and Selling Sub of the Transaction Documents and the consummation by Parent and Selling Sub of the transactions contemplated thereby will not (A) violate or conflict with the articles of incorporation or bylaws of Parent or the certificate of incorporation or memorandum and articles of association of the Selling Sub or the Company, (B) violate any provision of Applicable Law to which Parent or Selling Sub is subject or violate or conflict with any order, judgment, injunction or decree applicable to Parent or Selling Sub or (C) except as disclosed on Schedule 4.1(b)(i), violate, breach or constitute a default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent and Selling Sub under, or result in the creation of a Lien on any of the properties or assets of the Company, Parent or Selling Sub pursuant to, any provision of any agreement, contract, note, bond, mortgage, indenture, or lease or other instrument binding upon the Company, Parent or Selling Sub or any license, franchise, permit or other similar authorization the Company, Parent or Selling Sub, except in the case of the foregoing clause (C) for any such violation, conflict, default, right or Lien which would not individually or in the aggregate have had a Material Adverse Effect.

(ii)

Except as set forth on Schedule 4.1(b)(ii), the execution, delivery and performance by Parent and Selling Sub of the Transaction Documents do not require any consent, approval, license, permit, order or authorization of or registration, declaration or filing with any Governmental Authority or any third party except for (A) any consent, approval, license, permit, order, authorization, registration, declaration or filing that Buyer is required to obtain or make disclosed on Schedule 4.1(b)(ii); and (B) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect.

(c)

Ownership of Shares.  Selling Sub owns all of the Shares free and clear of any Liens whatsoever.  Selling Sub has all requisite legal right, power and authority to transfer such Shares to Buyer.  Assuming Buyer has the requisite corporate power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing the Shares and a duly executed stock transfer form relating to the Shares to Buyer and receipt by Selling Sub of the consideration therefor, Buyer will acquire the Shares free and clear of any Liens whatsoever, other than those arising from acts of Buyer after the Closing Date.  Other than this Agreement, the Shares are not subject to any voting trust, voting agreement, shareholders’ agreement or other contract, agreement, arrangement, commitment, or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

(d)

Organization and Standing of the Company.  The Company is a company duly registered and validly existing under the laws of England and Wales.  The Company has all corporate power and corporate authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, and is qualified or registered as a foreign corporation and in good standing in all jurisdictions in which the character of the properties owned, operated or leased by the Company or the nature of its activities is such that qualification or registration by such entity as a foreign corporation is required by applicable law, except where the failure to have such power and authority or to qualify and be in good standing would not have a Material Adverse Effect.  The Company has delivered to Buyer true and complete copies of its certificate of incorporation, as amended to date, and its memorandum and articles of association, as in effect on the date hereof.

(e)

Organization and Standing of Parent.  Parent is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Parent has all corporate power and corporate authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, and is qualified or registered as a foreign corporation and in good standing in all jurisdictions in which the character of the properties owned, operated or leased by Parent or the nature of its activities is such that qualification or registration by such entity as a foreign corporation is required by applicable law, except where the failure to have such power and authority or to qualify and be in good standing would not have a Material Adverse Effect.

(f)

Capital Structure of the Company.  The authorized share capital of the Company consists of 1,000,000 ordinary shares of £0.10, of which 1,133 shares, constituting the entire issued share capital and defined as the Shares, are validly issued and outstanding, fully paid and nonassessable.  Selling Sub is the recorded, legal and beneficial owner of the Shares.  Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding.  The Shares have not been issued in violation of, and none of the Shares are subject to, any preemptive, subscription or similar rights under any provision of law, the certificate of incorporation or the memorandum and articles of association of the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise.  Except as disclosed on Schedule 4.1(f), there are no outstanding warrants, options, agreements, rights, “phantom” stock rights, subscriptions, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which the Company or Selling Sub is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock (including the Shares) or other securities of the Company or (b) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company.  No equity securities of the Company are reserved for issuance for any purpose.  There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote an any matters on which stockholders of the Company may vote.

(g)

Subsidiaries and Equity Interests.  The Company has no Subsidiary Undertakings (as defined in Section 736 of the Companies Act 1986) nor does it own, directly or indirectly, any shares of, or any other equity interest in, any other corporation, partnership or other Person and the Company is not a member of or a participant in any partnership, joint venture or similar Person.

(h)

Financial Statements.  The unaudited balance sheet attached as Schedule 4.1(h) (the “Balance Sheet”) as of November 30, 2004 (the “Balance Sheet Date”) and the related unaudited statement of cash flows for the eleven (11) month period then ended (together, the “Financial Statements”) (A) reflect the assets and liabilities of the Business other than the Excluded Assets and the Retained Liabilities as of the Balance Sheet Date, (B) were derived from the internal books and records of Parent, Selling Sub and the Company, and (C) have been prepared in a manner consistent with Parent’s, Selling Sub’s and the Company’s current management reporting practices with respect to the Business, which practices are described on Schedule 4.1(h).  The Accounts show a true and fair view of the state of affairs of the Company as at the Accounts Date and of its profits/losses for the financial period ended on the Accounts Date.  The Accounts have been prepared and audited in accordance with generally accepted United Kingdom accounting conventions, policies and principles consistently applied and comply with the requirements of the Companies Act and all relevant UK accounting standards and UK statements of standard accounting practice.

(i)

Properties.

(i)

Either Parent or the Company has good and valid title to, or a valid and binding leasehold interest in, all of the real and personal properties and assets primarily used or held for use in the Business (including the Real Property Leases described below and those properties or assets related to the Business, except property sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement and except for the Shares, which are held by the Selling Sub) free and clear of all Liens and attachments of any nature whatsoever, except (A) liens for Taxes, assessments and other charges by a Governmental Authority arising in the ordinary course of Business consistent with past practice that are not yet due and payable, (B) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other similar liens arising from or incurred in the ordinary course of Business consistent with past practice and for which the underlying payments are not yet delinquent, and (C) Liens set forth on Schedule 4.1(i)(i) (collectively, the “Permitted Liens”).  None of the Permitted Liens has or could materially impair the continued use and operation of the assets to which they relate in the manner currently used and operated in the Business.

(ii)

There is no real property owned by Parent or the Company used or held for use in, or attributable to, connection with the Business.

(iii)

Set forth on Schedule 4.1(i)(iii) is a list of all leases for all real property leased by Parent or the Company and primarily used or held for use in, or primarily attributable to, the Business (the “Real Property Leases”).  Each Real Property Lease is in full force and effect and neither Parent nor the Company nor, to the Knowledge of Sellers, any other party thereto, is in material default under any Real Property Lease. The Business enjoys peaceful and undisturbed possession under such Real Property Leases sufficient for current use and operations.  Parent or the Company has good and valid title to the leasehold estates that are the subject of the Real Property Leases free and clear of all Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever other than Permitted Liens.

(j)

Intellectual Property.  The Parent or the Company owns all right, title and interest in and to (free and clear of all Liens other than licenses of Intellectual Property set forth in any schedule to this Agreement or Liens that would not materially affect the use or enjoyment of the benefits of such Intellectual Property), or holds licenses to use, all of the Intellectual Property used in the conduct of the Business as currently conducted, and such licenses are valid, binding and enforceable against Parent or the Company, as the case may be, and in full force and effect and, to the Knowledge of Sellers, enforceable by Parent or the Company, as the case may be, in accordance with its terms, except for contracts that expire in accordance with their terms prior to the Closing Date (none of which are material to the Business).  Schedule 4.1(j) sets forth a true and complete list of all patents and patent applications, trademark and service mark applications and registrations, domain name registrations, copyright applications and registrations existing anywhere in the world and included in the Intellectual Property owned or held for use by Parent or any of its Affiliates (the “Scheduled Intellectual Property”) and sets forth the owner of record and jurisdiction for each item.  Except as set forth in Schedule 4.1(j), neither Parent nor the Company has Knowledge of any claim, notice, opposition, cancellation, proceeding or action  being threatened or asserted by any third party that the operations of the Parent or the Company in respect of the Business infringe the intellectual property rights of such third party or challenging the validity or ownership of the Intellectual Property.  Except as set forth in Schedule 4.1(j), Parent, Selling Sub or the Company has no pending claim that a third party has infringed any Intellectual Property used or held for use in connection with the Business. Except for the consents set forth on Schedule 3.2(f) or as would not have a Material Adverse Effect, no other consents in respect of the Intellectual Property Licenses are necessary to conduct the Business following the Closing in the ordinary course consistent with past practice.  Each Person who is or was an employee, independent contractor or consultant of Parent or the Company and who is or was involved in the creation or development of any proprietary Intellectual Property has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property to the Parent or the Company for which such Person is or was an employee or independent contractor.  Each of Parent and Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all confidential proprietary Intellectual Property, including, but not limited to trade secrets, know-how, inventions and all other proprietary information and none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Parent or the Company.

(k)

Contracts.

(i)

Schedule 4.1(k) lists each of the following types of Contracts (whether written or oral) to which Parent, with respect to the Business, or the Company is a party or by which any of the Conveyed Assets or the Company’s assets is subject (collectively, “Material Contracts”):

(A)

any mortgage, indenture, note, or installment obligation, or other instrument for or relating to indebtedness;

(B)

any guaranty of any obligation for borrowings or performance, or guaranty or warranty of products or services, excluding endorsements or guaranties of instruments made in the ordinary course of business consistent with past practice in connection with the deposit of items for collection, and statutory warranties;

(C)

any agreement for the sale or lease of any of its assets other than in the ordinary course of business consistent with past practice;

(D)

any Contract or agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $50,000;

(E)

any Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts in excess of $50,000;

(F)

any Contract pursuant to which Parent or the Company is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies;

(G)

any distribution, dealership, representative, broker, sales agency, advertising or consulting contract excepting any such contract that is terminable at will, or by giving notice of thirty (30) days or less, without Liability;

(H)

any lease or other agreement for the use of real or personal property with rent in excess of $50,000 per year;

(I)

any Contract or agreement imposing non-competition or exclusive dealing obligations on the Business or the Company;

(J)

any agreement providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(K)

any Contract or agreement for the employment of any stockholder, director, officer, consultant or key employee not terminable without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

(L)

any Contract relating to cleanup, abatement or other actions in connection with Environmental Liabilities; or

(M)

any other Contract which is material to the Business or which involves future payment by or to the Company or the Business in excess of $50,000.

(ii)

Each Material Contract is valid, binding and enforceable against Parent or the Company, as the case may be, and in full force and effect and, to the Knowledge of Sellers, enforceable by Parent or the Company, as the case may be, in accordance with its terms, except for contracts that expire in accordance with their terms (none of which are material to the Business).  Neither Parent nor the Company is in breach or default under any Material Contract and, to the Knowledge of Sellers, no other party to any such Material Contract is in default thereunder.  The insurance coverage of the Company and Parent with respect to the Business is adequate and sufficient to cover claims in the ordinary course of business consistent with past practice and is consistent with the coverage maintained by corporations engaged in similar lines of business.

(iii)

Except as set forth on Schedule 4.1(k)(iii), there are no agreements, loans, transactions or other arrangements among (i) the Parent, Selling Sub or any of their Affiliates (other than the Company), Subsidiaries, directors, officers, employees or equity holders, on the one hand, and (ii) the Company or the Business, on the other hand (“Affiliate Transactions”).

(iv)

Schedule 4.1(k)(iv) of the Final Schedules includes all:  (i) licenses, sublicenses and other agreements in which the Parent or Company has granted to any person the right to use the Business Intellectual Property; (ii) licenses, sublicenses and other agreements in which the Company has been granted the right to use any Intellectual Property of any third party; and (iii) all other consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Parent or Company is a party relating to the Business Intellectual Property.  Except for that certain Patent and Know-How License Agreement, dated December 19, 1996, between Warner-Lambert Company, by its Capsugel division, Parke, Davis & Company, and The West Company, Inc., neither the Parent nor the Company is under any obligation to pay royalties or other payments in connection with any license, sublicense or other agreement, nor will the Parent or Company be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Business Intellectual Property or proprietary rights of any third party.

(l)

Litigation; Decrees.  There are no lawsuits, claims, actions, proceedings, labor disputes or investigations pending or, to the Knowledge of Sellers threatened against Parent, the Company or the Business or their respective properties, assets, operations or businesses which have had or reasonably could be expected to have a Material Adverse Effect, or which challenge the legality of this Agreement or any action to be taken in connection herewith.  There are no judgments, orders, injunctions, rulings or decrees of any Governmental Authority against or affecting Parent, Selling Sub, the Company, the Business or any of their respective properties, assets, operations or businesses that have had or would reasonably be expected to have a Material Adverse Effect.  Parent, Selling Sub or the Company is not in default under any judgment, order or decree, except for such defaults that would not have a Material Adverse Effect.

(m)

UK Benefit Plans.

(i)

Schedule 4.1(m) sets forth each pension, welfare, bonus, incentive, stock purchase, stock ownership, stock option, deferred compensation or other material employee fringe benefit plan, program or arrangement presently maintained by, or contributed to by, Parent, Selling Sub or the Company for the benefit of any UK Employee, or with respect to which Selling Sub or the Company has any Liability (but excluding any such plans, programs or arrangements maintained by a Governmental Authority) (the “UK Benefit Plans”).  A true and complete copy of each written UK Benefit Plan, and a description of each UK Benefit Plan that is not written has been provided to Buyer.

(ii)

Except as set forth on Schedule 4.1(m):

(A)

The Company and the Selling Sub has operated each UK Benefit Plan in accordance in all material respects with the provisions of all applicable laws, regulations and requirements.  Each of the UK Benefit Plans complies with and has been administered in compliance, in all material respects, with its terms and with the provisions of all applicable laws, regulations and requirements.

(B)

All material contributions to, and payments from, the UK Benefit Plans required to be made in accordance with the terms of any such plan, and, any applicable laws, have been timely made.

(C)

All material reports, returns and similar documents with respect to any UK Benefit Plan required to be filed with any government agency or distributed to any UK Benefit Plan participant have been duly and timely filed or distributed.

(D)

There are no pending audits or investigations by any Governmental Authority involving the UK Benefit Plans, no material claims pending or, to the Knowledge of the Selling Sub or the Company, threatened (except for claims for benefits payable in the normal operation of the UK Benefit Plans), suits or proceedings against or in respect of any UK Benefit Plan or asserting any rights or claims to benefits under any UK Benefit Plan.

(E)

Other than the West Pharmaceuticals Services UK Pension & Life Assurance Scheme (the “Scheme”), the Company does not contribute to or participate in (and has not previously contributed to or participated in) any agreement or arrangement for the provision or payment of pensions, allowances, lump sums or other similar benefits on retirement or death for any employee or former employee (or their dependants) of the Company.

(F)

The Company has at all times complied with the requirements of the Welfare Reform and Pensions Act 1999 and all other regulatory or legislative requirements relating to the provision of stakeholder pensions.

(G)

Every person who has at any time had the right to join or apply to join the Scheme has been properly advised of that right.  No employee or former employee of the Company has been excluded from membership of the Scheme or from benefits under the Scheme in contravention of Article 141 of the EC Treaty, Section 62 of the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Scheme or otherwise.

(H)

The Scheme has at all times been approved by the Board of the Inland Revenue for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 and is contracted-out (and there has at all times been a valid contracting-out certificate in place in respect of the employees of the Company who are active members of the Scheme).

(I)

The Company has been properly admitted to participation in the Scheme and the Board of the Inland Revenue has approved the participation of the Company in the Scheme.

(J)

Other than the West Pharmaceutical Services, Inc. 1998 Key Employee Incentive Compensation Plan, the West Pharmaceutical Services, Inc. 2004 Stock-Based Compensation Plan, the West Pharmaceutical Services, Inc. Annual Management Incentive Bonus Plan and the West Pharmaceutical Services, Inc. Annual Earnings Per Share Bonus Plan (together the "Incentive Plans"), the Parent, Selling Sub or the Company does not maintain or contribute to, and has not made payments or granted awards under, any other bonus, incentive, stock purchase, stock ownership, stock option, deferred compensation or other material employee fringe benefit plan, program or arrangement for the benefit of or to any UK Employee or former employee of the Company.

(n)

US Benefit Plans.  Except as disclosed on Schedule 4.1(n):

(i)

Each US Benefit Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and other applicable law.

(ii)

Neither Parent nor any ERISA Affiliate has been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA §4201, including any contingent liability under ERISA § 4202, to any multiemployer plan as defined in ERISA §3(37).

(iii)

None of the Conveyed Assets is subject to any lien under Code Section 401(a)(29), ERISA Section 302(f) or Code Section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b). Neither Parent nor any ERISA

Affiliate has incurred any liability, or reasonably expects to incur any liability, which in either case, could subject Buyer or any Conveyed Asset to liability under Title IV of ERISA.

(o)

Compliance with Applicable Laws.  Except as set forth in Schedule 4.1(o), the Business and the Company and their respective properties and assets are, and in the past have been, in compliance with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority, including those relating to occupational health and safety (“Applicable Law”), except where noncompliance would not have a Material Adverse Effect.  Except as set forth on Schedule 4.1(o), none of Parent, the Company or the Business has received any written communication from any Person that alleges that the Business or the Company is, or in the past has been, in violation of any Applicable Law, except for communications regarding violations which would not have a Material Adverse Effect.

(p)

Licenses; Permits.  The Parent and the Company have all of the governmental approvals, variances, licenses, franchises, permits or authorizations (“Permits”) which are required to carry on the Business as the Business is currently conducted and for the ownership and use of the Conveyed Assets, except for such permits the failure to obtain would not have a Material Adverse Effect.  The Conveyed Assets include all the material Permits primarily related to the US Business, except those that by their terms cannot be transferred or assigned, which such Permits are set forth on Schedule 4.1(p).  The Company and the Business are in compliance and have complied with all requirements in connection such Permits and the same will not be subject to suspension, modification or revocation as a result of the Transaction Documents or the consummation of the transactions contemplated thereby, except as set forth on Schedule 4.1(p) or except as where any such failures to comply or any such suspensions has not had or could not be reasonably be expect to have a Material Adverse Effect.  None of the Parent, the Selling Sub, the Company nor the Business has received any written communication from any Person alleging any violation or failure to comply with such Permits or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination or modification thereof.

(q)

Environmental Matters.  Except as disclosed on Schedule 4.1(q):

(i)

the Parent and the Company, and the operation of the Business and ownership of the Conveyed Assets, are, and for the last five years have been, in compliance in all material respects with all applicable Environmental Laws and all Permits required by the Environmental Laws for the conduct of the Business as currently conducted (“Environmental Permits”);

(ii)

the Parent, in respect of the US Business, and the Company have obtained all material Environmental Permits;

(iii)

Neither Parent nor, to the Knowledge of Sellers, after reasonable due diligence including inquiry of relevant employees and agents of the Company, the Company have received any written notice of any noncompliance, citation, summons, order, complaint, penalty, violation investigation or review by any Person in connection with the Business (A) with respect to any actual or alleged violation by the Business of Environmental Law, (B) with respect to any alleged failure of Parent or the Company to have any Environmental Permit or a written notice from a Governmental Authority specifically addressed to the Company (and not including, for example, general notices of future actual or proposed changes in Environmental Laws or permitting requirements) relating to any revocation, withdrawal, suspension, cancellation, termination or material modification of any material Environmental Permit, or (C) with respect to any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

(iv)

Neither Parent nor the Company have received any unresolved written request for information, notice of claim, demand or notification that Parent or the Company is or may be potentially in breach of part 11-A of the Environmental Protection Act 1990 in connection with the Business.

(v)

Neither Parent nor the Company has entered into or agreed to any court decree, order or agreement and are not subject to any judgment, decree, order or agreement with respect to any property currently or formerly owned or operated by Parent, Selling Sub or the Company for use in connection with the Business relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law.

(vi)

To the Knowledge of Sellers, after reasonable due diligence including inquiry of relevant employees and agents of the Company, no Hazardous Substance has been Released or otherwise come to be located in, at, beneath or near any real property or assets formerly owned or leased by Parent, in connection with the Business, or the Company or at any real property that is subject to a Real Property Lease (i) in violation of any Environmental Law, or (ii) in such manner as could reasonably be expected to cause Environmental Liability, in each case which could reasonably be expected to constitute a criminal offense under applicable Environmental Law or to have a Material Adverse Effect on the Business as currently conducted.

(vii)

To the Knowledge of Sellers, after reasonable due diligence including inquiry of relevant employees and agents of the Company, no other act or negligent omission has occurred by Parent or Company which has created a condition in connection with the Business which is in existence as of the date which could reasonable be expected to result in Environmental Liability which could reasonable be expected to constitute a criminal offense under applicable Environmental Law or to have a Material Adverse Effect on the Business as currently conducted.

(r)

Employee and Labor Matters.

(i)

Neither Parent solely with respect to the Business, nor the Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them, and no such collective bargaining agreement is being negotiated by Parent or the Company with respect to the Business.  There is no labor strike, or organized labor dispute, or material work stoppage or lockout actually pending or, to the Knowledge of Sellers, threatened against or affecting Parent or the Company with respect to the Business.  As of the date hereof, (i) Parent, the Company and all Affiliates are, with respect to the Business, in compliance with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment and no amount due to or in respect of any Employee or former Employee is in arrears and unpaid (including bonuses) other than salary for the month current at the date of this Agreement, (ii) there are no charges against Parent or the Company or any Affiliate with respect to the Business pending before the Equal Employment Opportunity Commission or any Governmental Authority responsible for the prevention of unlawful employment practices and (iii) there is no unfair labor practice charge or complaint against Parent or the Company or any Affiliate with respect to the Business pending or, to the Knowledge of Sellers, threatened before the National Labor Relations Board or any comparable foreign or state agency, in each case except as disclosed on Schedule 4.1(r).

(ii)

There is directors' and officers' liability insurance in place for each of the officers of the Company and a copy of the relevant policy has been disclosed to Buyer.

(iii)

No person is or has been a shadow director of the Company.

(v)

The particulars set forth on Schedule 1.1(d) list all the UK Employees, and are true, complete and accurate and disclose in relation to each UK Employee (or, where appropriate, to each category of UK Employee): period of continuous service and workplace location; including job title or job function, job grade (if applicable), pay, notice periods, holiday entitlements, benefits (car, healthcare etc.), restrictive covenants, bonus arrangements and any entitlements to severance or other payments on termination of employment (including enhanced redundancy payments); arrangements relating to hours of work (including any night work and part-time work) and overtime; details of each UK Employee's entitlement (if any) to participate in any share option, incentive or similar scheme of the Company and, in particular, details of the Employee's entitlements under the Incentive Plans); and any benefits provided to any of their UK Employees on an ex gratia or discretionary basis.  All of the UK Employees at the level of Vice-President and above, are employed on the terms and conditions set forth on Exhibit B and all of the UK Employees below the level of Vice-President, are employed on the terms and conditions set forth on Exhibit C, in each case subject only to any minor variations for individual contracts of employment.

(vi)

No UK Employee will be entitled to receive any payment, right or benefit arising out of or in connection with this Agreement or the Closing.

(viii)

The Company has not made any outstanding offer nor agreed to employ any person who is not a UK Employee at the date of this Agreement.

(xi)

There is not outstanding any contract of employment between the Company and any of its directors, officers or employees which is not terminable by the Company without payment in lieu of notice, damages or compensation (other than any compensation payable by statute) on more than one month's notice given at any time.

(x)

No UK Employee has given notice to terminate his contract of employment or is under notice of dismissal.

(xi)

There are no outstanding loans made by the Company to any UK Employees.

(xii)

The Company is not a party to any outsourcing, consultancy or contracting-out arrangements.

(xiii)

Except as set forth on Schedule 1.1(d), Parent, Selling Sub or the Company has not made payments or granted awards under, any other bonus, incentive, stock purchase, stock ownership, stock option, deferred compensation or other material fringe benefit plan, program or arrangement for the benefit of or to any UK Employee.

(s)

Assets.   Except as set forth on Schedule 4.1(s), either Parent or the Company owns, leases or has the legal right to use the assets used or held for use in, or attributable to, the Business, including without limitation the Conveyed Assets and the Shares (other than Real Property, which is the subject of Section 4.1(i) and the Intellectual Property, which is the subject of Section 4.1(j)).  Except as disclosed on Schedule 4.1(s), either Parent or the Company has good and marketable title to (or in the case of leased assets, a valid leasehold interest in) the assets used or held for use in, or attributable to, the Business, in either case, other than for Permitted Liens.

(t)

Sufficiency of Conveyed Assets.  The Conveyed Assets together with the transfer to the Shares and giving effect to the Transition Services Agreement are sufficient to enable Buyer immediately following the Closing to conduct the Business in substantially the same manner as the Business has been operated by the Parent and the Company immediately prior to the date of this Agreement, except for general corporate overhead functions, including without limitation, executive management, legal, accounting, financial, human resources, information technology, auditing, treasury, strategic planning and similar functions, and except for the Excluded Assets.  For the purposes of this Section 4.1(t), Buyer acknowledges that no US Employees or real property used by the US Business is being conveyed to Buyer as part of the transactions contemplated hereby.

(u)

Brokers.   No broker, investment banker, financial advisor, consultant or other Person, other than Houlihan Lokey Howard & Zukin Capital (the fees and expenses of which shall be paid by each of Parent and Selling Sub), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Parent, Selling Sub or the Company.

(v)

Tax Matters.

(i)

Except as disclosed in Schedule 4.1(v):

(A)

All Tax returns, statements, accounts, claims for relief, applications, notifications, computations, reports, forms, registrations and assessments required to be filed by or on behalf of Parent in respect of the Business or the Company (collectively, the “Returns”) have been filed within the relevant statutory time limits.

(B)

The Returns are complete, true and accurate, give full disclosure of all material facts and circumstances and are not the subject of any question or dispute nor, so far as Parent or Selling Sub are aware, are likely to become the subject of any question or dispute with any tax authority.

(C)

The Company has properly and punctually paid all Taxes which it has become liable to pay.

(D)

There is no action, suit, proceeding, audit or investigation pending or, to the knowledge of, threatened against Parent, Selling Sub with respect to the Business or the Company in respect of any Tax.

(E)

Any and all proposed deficiencies for Taxes arising as a result of any Tax audit or investigation of Parent, Selling Sub in respect of the Business or the Company have been paid or are adequately reserved for on the books of Parent, Selling Sub or the Company.

(F)

There are no liens for Taxes upon the assets of Parent, Selling Sub or the Company except liens for current Taxes not yet due and payable.

(G)

Provision or reserve (as appropriate) has been made in the Financial Statements or Accounts:

(1)

for all Taxes liable to be assessed on the Company or for which the Company is accountable (whether primarily or otherwise) in respect of all income, profits or gains earned, accrued or received on or before the Balance Sheet Date or deemed to have been or treated as earned, accrued or received for Tax purposes on or before the Balance Sheet Date and/or in respect of any event occurring or deemed to have occurred on or before the Balance Sheet Date, including distributions made on or before the Balance Sheet Date or provided for in the Financial Statements or Accounts; and

(2)

for all deferred Tax of the Company in accordance with generally accepted accounting practice in the United Kingdom or international accounting standards as defined in section 50(2) of the Finance Act 2004.

(H)

No charge to Tax will arise on the Company merely as a result of entering into or completion of this Agreement.

(I)

The Company is not and has never been treated for the purposes of section 43 to 43C Value Added Tax Act 1994 (groups of companies) as a member of a group.

(J)

The Company has properly operated and complied with all provisions dealing with PAYE and National Insurance contributions and has deducted tax as required by law from all payments to or treated as made to or benefits provided for employees, officers, ex-employees, ex-officers and persons rendering services to the Company and has duly accounted to the Inland Revenue or other relevant tax authority for tax so deducted and contributions payable.  The Company has maintained and retained such books and records relating to PAYE and to National Insurance contributions in such manner and for such period as it is required to maintain and retain.

(K)

The Company has not remunerated any employee, officer or other person rendering services to the Company other than in cash payable to that employee, officer or other person and there are no arrangements for the Company to provide any such non-cash remuneration.

(L)

There is no instrument to which the Company is a party, or which is necessary to establish the Company’s rights or the Company’s title to any asset, which is liable to stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) which has not been duly stamped or which would attract stamp duty, interest or penalties if brought within the relevant jurisdiction.

(M)

The Company was incorporated in and is and always has been resident only in the United Kingdom for Tax purposes and for the purposes of any double taxation agreement.  The Company is not liable to, and has at no time incurred any, Tax in any jurisdiction other than the United Kingdom.

(w)

Absence of Changes or Events.  Except as set forth in Schedule 4.1(w), since the Balance Sheet Date, the Business has been conducted in the ordinary course of the Business consistent with past practice and there has not occurred any event or condition which has had or is reasonably likely to have a Material Adverse Effect.  None of Parent, Selling Sub or the Company have taken any action since the Balance Sheet Date that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in this Agreement.

(x)

Suppliers.  Schedule 4.1(x) sets forth a true and complete list of each supplier of raw materials to the Business who supplies more than 5% of the Business’s raw materials.  To the Knowledge of Sellers, none of such suppliers has indicated that such supplier intends to terminate is relationship with Parent or the Company as a result of the transactions contemplated hereby or otherwise within one year after the Closing Date.

(y)

Products.   Except as set forth on Schedule 4.1(y), each product that is manufactured, tested, licensed, distributed, sold and/or marketed by the Business (each such product, a “Product”) is being manufactured, tested, distributed, sold and/or marketed in substantial compliance with all applicable U.S. Food and Drug Administration (“FDA”) regulations and requirements under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (the “FDCA”) and similar foreign, state and local laws and regulations, including but not limited to those relating to good manufacturing practices, labeling, sanitation, advertising, record keeping, filing of reports and security.  Neither the FDA nor any similar state or foreign Governmental Authority, to Knowledge of Sellers, has threatened to investigate or suspend any research activities, preclinical programs or clinical trials being conducted by or on behalf of the Business.  No Product manufactured and/or distributed by the Business is adulterated within the meaning of 21 U.S.C. §351 (or similar state or foreign laws or regulations), or misbranded within the meaning of 21 U.S.C. § 352 (or similar state or foreign laws or regulations), or is a product that is in violation of 21 U.S.C. §355 (or similar state or foreign laws or regulations). As to each Product that is a controlled substance, such Product is being manufactured, tested, distributed and/or marketed in substantial compliance with all federal, state and foreign laws and regulations applicable to such controlled substances, including but not limited to those relating to labeling, recordkeeping, filing of reports and security.  None of Parent, Selling Sub or the Business has at any time, and since April 1, 1998, the Company has not received notice of any proceeding or investigation by any Governmental Authority (including but not limited to the U.S. Drug Enforcement Administration (the “DEA”), and the U.S. Department of Justice) involving any controlled substance manufactured, tested, distributed and/or marketed by the Business or the Company.  The Product registration files and dossiers of the Business have been maintained in accordance with reasonable industry standards.

(z)

Undisclosed Liabilities.  To Knowledge of Sellers, the Business does not have any Liabilities that are not reflected or reserved for in the Financial Statements or Accounts, other than (i) Liabilities incurred in the ordinary course of Business consistent with past practice since the Balance Sheet Date or the date of the relevant Financial Statements or  Accounts or (ii) Liabilities set forth in any Schedule to this Agreement.

(aa)

Pharmaceutical Regulatory Compliance.

(i)

Schedule 4.1(aa)(i) sets forth a list of (i) Forms 483, (ii) Notices of Adverse Findings (within the meaning of the FDCA) (or comparable reports) and (iii) warning letters or other correspondence from the FDA in which the FDA asserted that the operations of the Business may not be in compliance with applicable laws, regulations, orders, judgments or decrees, and the response to the FDA to such notices.  True and complete copies of such Forms 483, Notices of Adverse Findings (or comparable reports), letters and other correspondence and Parent’s or the Company’s responses have heretofore been made available to Buyer.

(ii)

Except as set forth on Schedule 4.1(aa)(ii), all manufacturing operations of the Business are being conducted in compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211 and similar state or foreign regulations.

(iii)

Schedule 4.1(aa)(iii) sets forth all Adverse Reaction Reports (within the meaning of the FDCA) (and comparable reports) filed by Parent or the Company with the FDA or state or foreign regulatory authorities relating to the Business.

(iv)

To the Knowledge of Sellers, neither Parent or the Company nor any officer, employee or agent thereof has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(v)

The clinical trials and the human and animal studies relating to the products in clinical development by the Business have been and are currently being conducted in accordance in all material respects with standard medical and scientific research procedures and in compliance with the protocols that have been submitted to the FDA or other similar Governmental Authorities with respect thereto.

4.2.

Representations and Warranties of Buyer.  Buyer hereby represents and warrants to each of Parent and Selling Sub as follows:

(a)

Organization, Authority.  Buyer is a corporation duly organized and validly existing and in good standing under the laws of England and Wales.  Buyer has all requisite corporate power and corporate authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby.  All corporate, partnership or limited liability company acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and properly taken.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)

No Conflict.

(i)

The execution, delivery and performance by Buyer of each of the Transaction Documents and the consummation by Buyer of the transactions contemplated thereby will not (A) violate or conflict with the articles of incorporation or bylaws of Buyer, (B) violate any provision of Applicable Law to which Buyer is subject or violate or conflict with any order, judgment, injunction or decree applicable to Buyer or (C) except as disclosed on Schedule 4.2(b)(i), violate, breach or constitute a default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer under, or result in the creation of a Lien on any of the properties or assets of Buyer pursuant to, any provision of any agreement, contract, note, bond, mortgage, indenture, or lease or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization of Buyer, except in the case of the foregoing clause (C) for any such violation, conflict, default, right or Lien which would not individually or in the aggregate have had a Buyer Material Adverse Effect.

(ii)

Except as set forth on Schedule 4.2(b)(ii), the execution, delivery and performance by Buyer of each of the Transaction Documents do not require any consent, approval, license, permit, order or authorization of or registration, declaration or filing with any Governmental Authority or any third party except for (A) any consent, approval, license, permit, order, authorization, registration, declaration or filing that Buyer is required to obtain or make; and (B) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings which, if not obtained or made, will not individually or in the aggregate have a Buyer Material Adverse Effect.

(c)

Sufficient Funds.  As of the Closing, Buyer will have cash available sufficient to enable it to consummate the transactions contemplated hereby.  Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P.  have delivered to Parent a guarantee letter in respect of the delivery of the cash portion of the Purchase Price to be made by Buyer as of the Closing Date.  Such equity commitment letter is and shall remain in full force and effect as of the date hereof and through the Closing Date.

(d)

Investment Intent.  The Shares are being acquired by Buyer pursuant to this Agreement solely for its own account, for investment only and not with a view to any public distribution thereof.

(e)

Litigation; Decrees.  There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to the Knowledge of Buyer, threatened which challenge or seek to enjoin or delay this Agreement or the transactions contemplated hereby or which would materially adversely affect Buyer’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(f)

Investigation.  Buyer has conducted such investigation of the Business as it has deemed sufficient to make an informed decision concerning the transactions contemplated hereby.  Buyer acknowledges that it has (i) had an opportunity to review all materials and information requested by it, (ii) had an opportunity to review all of the documents, records, reports and other materials identified in the Schedules, (iii) been given access to the properties and assets of Parent and the Company and is familiar with the condition thereof and (iv) has had an opportunity, upon reasonable request, to interview, question or otherwise solicit relevant and non-privileged information concerning the Business from the management of the Business.  Buyer acknowledges that Parent and Selling Sub have made no representation, warranty or agreement except as expressly set forth in this Agreement (including the Schedules hereto).  Buyer is not relying on any representation, warranty, agreement, statement, document, record, report, material or information made or provided by Parent and the Selling Sub or any of their Affiliates, representatives or agents except as expressly set forth in this Agreement (including the Schedules hereto).  Buyer further acknowledges that (i) no promise or inducement for this

Agreement has been made to Buyer except as set forth herein, (ii) this Agreement is executed by Buyer freely and voluntarily and without reliance upon any statement or representation of Parent, Selling Sub, the Company, any Affiliates or any of their attorneys or agents except as set forth herein, (iii) Buyer has read and fully understands this Agreement and the meaning of its provisions, (iv) Buyer is legally able to enter into this Agreement and to accept full responsibility therefor, and (v) Buyer has consulted with counsel before entering into this Agreement.

(g)

Brokers.  No broker, investment banker, financial advisor, consultant or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

COVENANTS

5.1.

Covenants of each of Parent and Selling Sub.   Each of the Parent and Selling Sub covenants and agrees, jointly and severally, as follows:

(a)

Access.   From the date hereof to the Closing, Parent and Selling Sub will, and will cause the Company and each of their respective Affiliates to, (i) give Buyer and its authorized representatives, employees, counsel and accountants full access to the officers, management, agents, books, records, offices and other facilities and properties of Parent (to the extent related to the US Business) and the Company during normal business hours, and (ii) furnish to Buyer and its authorized representatives such information concerning the Business, the Conveyed Assets, the Shares and other properties, contracts, Intellectual Property, assets, liabilities, personnel and aspects of Parent (to the extent related to the Business) and the Company; provided, that Buyer and its authorized representatives shall not contact or hold discussions with customers, suppliers or non-management employees of Parent or the Company without the prior written consent of Parent or Selling Sub.  Notwithstanding the foregoing, granting such access does not include access to conduct any environmental sampling or testing without Parent’s prior written consent, such consent not to be unreasonably withheld by Parent.

(b)

Ordinary Conduct.   From and after the date hereof and prior to the Closing or earlier termination of this Agreement pursuant to Section 7.3, and unless Buyer shall otherwise consent or agree in writing or except as contemplated by this Agreement or as disclosed on Schedule 5.1(b), each of Parent and Selling Sub will, and Selling Sub will cause the Company to:

(i)

conduct the UK Business and the US Business (as applicable) in the ordinary course of business consistent with past practice although Buyer acknowledges Parent has terminated US Employees and is under no continuing obligation to employ any US Employee except as required by Section 5.1(i);

(ii)

use all reasonable efforts to preserve the organization of the UK Business and the US Business (as applicable) intact, to maintain the services of the present key employees of the UK Business and the US Business (as applicable) and to preserve the goodwill of, and relationships with, the suppliers, customers and others having business dealings with the UK Business and the US Business (as applicable) although Buyer acknowledges Parent has terminated US Employees and is under no continuing obligation to employ any US Employee except as required by Section 5.1(i);

(iii)

not amend the certificate of incorporation or memorandum and articles of association of the Company;

(iv)

not issue any Shares or other securities of the Company or rights, warrants or options to acquire such Shares or other securities (including, without limitation, any phantom interest) or issue any securities convertible into such Shares or convertible into securities in turn so convertible into Shares, or grant any options, warrants or rights to acquire any such convertible securities nor repay or redeem any shares or loan capital of the Company or agree to do so;

(v)

solely with respect to the Company, not merge or consolidate with or acquire the business of any other Person or, except in the ordinary course of business consistent with past practice, acquire any property or assets of any other Person;

(vi)

not adopt or amend in any material respect any UK Benefit Plan, except as may be required by law or as may be necessary to maintain any such UK Benefit Plan’s tax qualified status, nor, enter into or amend any employment or consulting agreement or arrangement with any present or former director, officer or salaried employee of the UK Business, nor increase the compensation or fringe benefits of any officers, directors or salaried employees of the UK Business, except in the ordinary course of business consistent with past practice;

(vii)

not make any sale, assignment, transfer, abandonment or other conveyance of the Conveyed Assets or any part thereof, except transactions pursuant to pre-existing contractual terms disclosed in the Schedules hereto and dispositions of Inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practice;

(viii)

solely with respect to the Company, not incur any additional indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, except for indebtedness incurred in the ordinary course of business consistent with past practice, which individually or in the aggregate do not exceed $50,000, endorsements for the purpose of collection provided that in no event shall the Company incur, assume or guarantee any long-term indebtedness for borrowed money;

(ix)

not amend or terminate any contract listed on Schedule 4.1(k) of, or on behalf of, Parent, Selling Sub or the Company with respect to the Business;

(x)

not subject any of the Conveyed Assets, or any part thereof, to any Lien or permit such to exist other than such Liens as may arise in the ordinary course of the Business consistent with past practice or by operation of law and that will not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the use, operation, enjoyment or marketability of any of the Conveyed Assets;

(xi)

not make or commit to make any capital expenditure by or on behalf of the Company or that would be an Assumed Liability as defined in Section 2.5 in excess of $25,000;

(xii)

solely with respect to the Company, not pay, lend or advance any amount to, or sell, transfer or lease any properties or assets, to, or enter into any agreement or arrangement with, any of their respective Affiliates, except as expressly contemplated hereby or by the Transaction Documents;

(xiii)

solely with respect to the Parent and Selling Sub, not sell, transfer or lease the Conveyed Assets and Shares to, or enter into any agreement or arrangement with respect to the Conveyed Assets or Shares with, any of their respective Affiliates, except as expressly contemplated hereby or by the Transaction Documents;

(xiv)

not fail to keep in full force and effect insurance comparable in amount and scope of coverage maintained in respect of the Business as currently conducted;

(xv)

not take any other action that would cause any of the representations and warranties made by them in this Agreement not to remain true and correct;

(xvi)

not make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles in the United States or write down the value of any Inventory or write off as uncollectible any accounts receivable except in the ordinary course of the Business consistent with past practice;

(xvii)

not settle, release or forgive any claim or litigation or waive any right related to the Business;

(xviii)

continue to maintain, in all material respects, the Conveyed Assets in accordance with present practice in a condition suitable for its current use;

(xix)

file, when due or required, federal, state, foreign and other Returns and other reports required to be filed and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against them, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(xx)

maintain all Intellectual Property listed on Schedule 4.1(j) and not sell, pledge, lease, license or dispose of any such Intellectual Property; and

(xxi)

not agree to do any of the foregoing.

(c)

Assignment of Confidentiality Agreements.  On the Closing Date, Parent and Selling Sub shall assign to Buyer its rights under all confidentiality agreements entered into by Parent or Selling Sub with prospective bidders in connection with the proposed sale of the Business to the extent such rights relate to confidential information of the Company or the Business (it being understood that Parent and Selling Sub shall retain all other rights under such confidentiality agreements).  At the Closing, Parent and Selling Sub will provide Buyer a copy of each such confidentiality agreement.  Notwithstanding the foregoing, neither Parent nor Selling Sub shall assign, or provide copies of, any such confidentiality agreement if doing so would result in a breach thereof.

(d)

Covenant Not to Compete.

(i)

Parent agrees that for the period commencing on the date of this Agreement and ending on the second anniversary of the Closing date it shall not, and shall not permit its Subsidiaries to, participate or engage, directly or indirectly, for themselves or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, director, member, shareholder, partner, joint venture, investor or otherwise, in any business that competes with the Business in any jurisdiction in which the Business is conducted, (including, without limitation, where products of the Business are sold, provided, however, that the foregoing shall not be deemed to prohibit Parent, or any such Subsidiary from (x) owning up to 5% of the outstanding equity interests in any publicly traded entity which engages in any such activity or (y) acquiring control of any entity or undertaking which engages in the same types of business conducted by the Business, provided that such business is incidental to the core business of the entity or undertaking acquired.

(ii)

Parent and Selling Sub agree that a monetary remedy for a breach of the agreement set forth in this Section 5.1(d) will be inadequate and impracticable and further agrees that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.  In the event of such a breach, Parent and Selling Sub agree that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

(iii)

If any provision of this Section 5.1(d) is determined by a court of competent jurisdiction to be invalid in part, it shall be curtailed, both as the time and location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to Parent and Selling Sub as so curtailed.

(e)

Confidentiality.  From and after the Closing, Parent and Selling Sub shall, and shall cause their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person any trade secrets or other confidential or proprietary information in their possession or control regarding the Business and its operations, including but not limited to information regarding customers, vendors, suppliers, Intellectual Property, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including revenues, costs or profits associated with any of the Business’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information.  The obligation of Parent and Selling Sub under this Section 5.1(e) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section; or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, that, in any such case, Parent and Selling Sub shall (x) notify Buyer as early as reasonably practicable prior to disclosure to allow Buyer to take appropriate measures to preserve the confidentiality of such information and (y) take all steps reasonably necessary to minimize the amount of confidential information to be disclosed.

(f)

Non-Solicitation of Employees.  For a period of two (2) years after the Closing Date, Parent and Selling Sub agree that neither Parent nor Selling Sub nor any Affiliates thereof will hire, or make an offer or solicit to employ, whether as an employee, consultant or otherwise, any of the UK Employees as of the date hereof, without obtaining the prior written consent of Buyer; provided, that neither Parent nor Selling Sub shall be in violation of this Section 5.1(f) to the extent any such employees were involuntarily terminated Buyer or the Company after the Closing Date.

(g)

Payment of 2004 Bonuses to UK Employees.  Parent shall determine the bonus compensation, if any, payable to such UK Employees as are employed by the Company on the date of the payment of bonuses in accordance with the next sentence (for all purposes treating employment with the Company as though such Employees had been employed continuously by the Parent or its Affiliates through such date) in respect of the 2004 calendar year, which amounts shall be determined and paid in a manner consistent with past practices.  Parent agrees to pay all such bonus amounts to UK Employees as determined in accordance with this Section 5.1(g) substantially concurrently with the payment of bonuses to Parent’s other bonus plan participants but subject to and in accordance with Section 5.9 below.

(h)

Schedules. Parent and Selling Sub have prepared the Schedules (other than the Schedules to the Buyer's representations), dated as of the date of this Agreement, in good faith (the “Preliminary Schedules”).  However, the parties hereto acknowledge that the Preliminary Schedules may contain omissions, inaccuracies or be incomplete in some respects.  Parent and Selling Sub hereby covenant and agree to deliver final Schedules (the “Final Schedules”), which will replace the Preliminary Schedules in their entirety, within fifteen (15) business days of the date of this Agreement.  Buyer shall have the opportunity to review and comment on the Final Schedules and shall not be required to accept changes to Schedules that would alter in a manner adverse to Buyer the Conveyed Assets, Excluded Assets, Assumed Liabilities or Retained Liabilities.

(i)

US Personnel.  For a period of twenty (20) calendar days immediately following the date hereof, Parent shall use its reasonable efforts to make each US Employee set forth on Schedule B of the Transition Services Agreement available during normal business hours at the request of Buyer for the purpose of transferring information relating to the day-to-day operations of the Business and to facilitate the acquisition of the Business, subject to applicable law or Parent’s policies regarding holidays, vacation and leaves of absence. In connection therewith, Parent covenants and agrees that it shall not take any action to terminate any of the US Employees on Schedule B to the Transition Services Agreement on any date that would result in their notice period ending prior to the expiration of such twenty (20) day period; provided that nothing in this Section 5.1(i) shall prevent Parent from terminating any such US Employee for cause.  The parties hereto acknowledge that nothing in this Section 5.1(i) is intended to create any employment relationship between Buyer and any such US Employee.

5.2.

Covenants of Buyer.   Buyer covenants and agrees as follows:

(a)

Confidentiality.  Buyer acknowledges that all information provided to it by each of Parent, Selling Sub or the Company, including, but not limited to, information provided pursuant to Section 5.1(a), is subject to the terms of a confidentiality agreement dated July 29, 2004 between Warburg Pincus and Houlihan Lokey Howard & Zukin Capital (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate.

(b)

Change of Name.  On or within six (6) weeks of the Closing Date, the Buyer shall cause the Company to, change its name to such name not containing any portion of Parent’s name or any name similar to or derivative of such names.

5.3.

Mutual Covenants.   Each of the parties hereto covenants and agrees as follows:

(a)

Consents and Approvals, Antitrust.  Each of the parties hereto agrees to use all reasonable efforts to obtain as soon as possible, and to file or cause to be filed all necessary documentation with the appropriate Governmental Authorities as soon as practicable, to obtain as soon as possible, all consents, approvals, authorizations and waivers required by any Governmental Authorities in order to consummate the transactions contemplated by this Agreement.  Each of the parties hereto further covenants and agrees to use its commercially reasonable efforts to prevent the entry, enactment or promulgation of any pending or threatened preliminary or permanent injunction or other order or decree that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, and to lift or rescind any such existing injunction or other order or decree.  Parent and Selling Sub, on the one hand, and the Buyer, on the other hand, further agree to use their commercially reasonable efforts to comply promptly with and, where appropriate, to respond in cooperation with each other to, all requests or requirements which Applicable Law or Governmental Authority may impose on them with respect to the transactions which are the subject of this Agreement.

(b)

Publicity.  Prior to the Closing, no party shall issue any press release or other public announcement concerning the transactions contemplated hereby without the prior written consent (which consent shall not be unreasonably withheld) of Buyer (in the case of each of Parent, Selling Sub or the Company) or Parent and Selling Sub (in the case of Buyer), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow Buyer or each of Parent, Selling Sub and the Company (as the case may be) reasonable time to comment on such release or announcement in advance of such issuance.

(c)

Further Assurances; Covenant to Satisfy Conditions.  Subject to the terms and conditions of this Agreement, each party will, severally, use its commercially reasonable efforts to (i) ensure the conditions set forth in Article III are satisfied, insofar as such matters are within the reasonable control of such party, (ii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder or thereunder, (iii) execute and deliver such instruments and take such actions as the other parties hereto may reasonably require in order to carry out the intent of this Agreement and effect the transactions contemplated hereby and (iv) prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdiction to the extent that such filings are necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law.  Parent and Selling Sub hereby constitute and appoint, effective as of the Closing Date, Buyer, its successors and assigns as the true and lawful attorney of Parent and Selling Sub with full power of substitution in the name of Buyer or in the name of Parent and Selling Sub but for the benefit of Buyer (a) to enforce ownership of Buyer of the Conveyed Assets and the Shares and (b) to institute and prosecute all proceedings which Buyer may in its discretion deem proper in order to enforce its ownership of the Conveyed Assets and the Shares or to assert or enforce any right, title or interest in, to or under the Conveyed Assets and the Shares and to defend or compromise (subject to Section 7.4 hereof) any and all actions, suits or proceedings in respect of any of the Conveyed Assets or the Shares.

5.4.

Tax Matters.

(a)

Transfer Taxes.   Buyer agrees to pay all Transfer Taxes arising on the acquisition of the Shares. Buyer, Parent and Selling Sub will use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Transfer Taxes, to the extent that such certificate or other document would not increase the Taxes of Buyer, Parent or Selling Sub.  Transfer taxes shall mean all transfer, documentary, sales, use, excise, ad valorem, registration, recordation, stamp, value-added, withholding, income and other Taxes imposed or assessed as a result of Buyer’s acquisition of the Conveyed Assets and Shares, whether such Tax would be imposed by law upon Buyer, Parent or Selling Sub (“Transfer Tax”).

(b)

Tax Cooperation.   After the Closing Date, Parent shall submit to Buyer blank tax return workpaper packages reasonably necessary for Parent to prepare any Form 5471 with respect to the Company.  Buyer shall prepare or cause to be prepared completely and accurately all information that Parent shall reasonably request in such workpaper packages and shall submit to Parent such packages within the later of sixty (60) days after Buyer’s receipt thereof or forty-five (45) days after the close of the taxable period to which a workpaper package relates.  Each party shall cooperate with the other, as reasonably requested, in connection with any Tax filing, investigation, audit or other proceeding.  Buyer and Parent shall preserve and cause to be preserved all information, returns, books, records and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period.

5.5.

Intellectual Property.   Buyer hereby acknowledges and agrees that nothing in this Agreement grants or shall be deemed to grant to Buyer the right to use or any interest in (i) the name “West Pharmaceutical Services, Inc.” or any trademark, trade name, service mark or other similar mark or similar right which is a derivative of the name “West Pharmaceutical Services, Inc.” (the “Parent IP”) except for uses permitted in accordance with the terms of the Transition Services Agreement.  The prohibitions in this Section 5.5 shall apply to any and all uses whatsoever of the Parent IP including, without limitation, the use of the Parent IP on any stationery or invoices, or identifying signs on any properties of the Business, which identify or in any way make use of the Parent IP.  Neither Buyer nor any of its Affiliates shall use any signs or stationery, purchase order forms, packaging or other similar paper goods or supplies, advertising and promotional materials, product, training and service literature and materials, or computer programs or like materials that include the words “West Pharmaceutical Services, Inc.” used in a trademark sense or contain any trademarks, trade names, service marks or corporate or business names, derived from or including the words “West Pharmaceutical Services, Inc.” (in logotype design or any other style or design) in whole or in part.

5.6.

Records.  After the Closing, upon reasonable written notice, each party hereto agrees to furnish or cause to be furnished to the other party and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to the Company and the Business) and assistance relating to the Company the Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Returns, or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Buyer, the Company or the Business.

5.7.

Liability to Taxes.

(a)

For the purposes of this Section 5.7, Liability to Taxes shall include any of the following:

(i)

a liability to make a payment of or relating to Taxes;

(ii)

the application of all or part of any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any liability to make a payment of or relating to Taxes (“Relief”) (other than the application of a Relief, which has arisen in the 12 month period to December 31, 2004) in computing either profits earned, accrued or received on or before Closing or Taxes arising in respect of any event on or before Closing in circumstances where the Relief was not available before Closing but arises in respect of any event occurring or period ending after Closing and where but for such application the Company would have been liable to make a payment of or relating to Taxes in respect of which the Buyer would have been able to make a claim under this Agreement.  For the purposes of this Section 5.7(a), Relief shall not be construed to include 2004 Relief;

(iii)

the loss or non-availability of all or part of any Relief, or the application of all or part of any Relief in computing profits or Taxes, where that Relief has been taken into account as an asset of the Company in preparing the Accounts or in computing (and so reducing) any provision relating to Taxes which appears in the Accounts (or which but for the presumed availability of such Relief would have appeared in the Accounts) in circumstances where the Relief would (were it not for the said loss, non-availability or application) have been available in full to the Company.

(b)

The Parent and Selling Sub hereby jointly and severally covenant to pay to Buyer the amount of any Liability to Taxes suffered by Buyer or the Company resulting from or in respect of:

(i)

any event occurring or deemed, for the purposes of Taxes, to have occurred on or before Closing; or

(ii)

any profits earned, accrued or received in respect of any period ending on or before Closing.

(c)

The Parent and Selling Sub hereby jointly and severally covenant to pay to Buyer:

(i)

the amount of any liability of the Company to repay in whole or in part any payment for group relief (as such term is defined by section 402 Income and Corporation Taxes Act 1988) ("Group Relief") or payment for the surrender of surplus advance corporation tax or payment for a transferred tax refund received pursuant to any agreement or arrangement entered into on or before Closing; and

(ii)

the amount of any payment for Group Relief or payment for the surrender of surplus advance corporation Tax or payment for a transferred tax refund made pursuant to any agreement or arrangement entered into on or before Closing by the Company to the extent that the Company is unable to obtain or utilize the Group Relief, surplus advance corporation Tax or tax refund as contemplated by the agreement or arrangement in question.

(d)

The Parent and Selling Sub hereby jointly and severally covenant to pay to Buyer the amount of any Liability to Taxes suffered by Buyer or the Company resulting from or in respect of any liability in respect of income Tax or national insurance contributions suffered by the Company as a result of i) the exercise or vesting, assignment or release of any option granted; or ii) the satisfaction or vesting of any award granted before Closing to an Employee of the Company pursuant to the West Pharmaceutical Services, Inc 1998 Key Employee Incentive Compensation Plan, West Pharmaceutical Services, Inc 2004 Stock-Base Compensation Plan or otherwise.

(e)

The Parent and Selling Sub hereby jointly and severally covenant to pay to Buyer the amount of all costs and expenses reasonably incurred or payable by Buyer or the Company in connection with any matter for which liability arises under Section 5.7 regardless of whether a payment is made by Parent or Selling Sub.

(f)

All sums payable by the Parent and Selling Sub in respect of Tax under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law.  If any such deductions or withholdings are required by law the Parent and/or Selling Sub shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding.

(g)

In the event that any sum paid as a result of a claim made in respect of a covenant or indemnity or breach of warranty or representation contained in this Agreement is or will be subject to Taxes, the Parent and/or Selling Sub shall pay such sum as will, after payment of the Taxes so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

(h)

The Parent and/or Selling Sub may, by notice in writing to Buyer, elect to reduce or eliminate any liability under this Agreement by surrendering or procuring the surrender to the Company of Group Relief to the extent permitted by law but without any payment being made by Buyer or the Company in consideration of the surrender.  The liability of the Parent and Selling Sub under this Agreement shall be reduced or eliminated to the extent of the amount of Taxes relieved by any such surrender.  Buyer shall procure that the Company takes all such steps as the Parent and Selling Sub may reasonably require to permit and effect such surrender and claim for Group Relief.

(i)

Parent and Selling Sub hereby jointly and severally covenant to pay to Buyer an amount equal to the product of (x) $85,000 times (y) where (y) represents the quotient obtained by dividing (A) the amount of the Reliefs represented in the draft tax computations of the Company (in which the amount of the Reliefs represented was £744,271) to be carried forward as at December 31, 2004 which is lost, unavailable or used to reduce Parent's or Selling Sub's liability under this Agreement (regardless of whether the Company's and/or Buyer's profits or Tax are such that the Relief could have been fully utilized) by (B) £744,271.

5.8.

Option Liabilities.

(a)

For the purposes of this Section 5.8 only:

(i)

“Employees” means employees or officers or former employees or officers of any member of the Group and any of their relatives and "Employee" means any one of them;

(ii)

"Employee Taxation" means the amount for which any member of the Group becomes liable to account to the UK Inland Revenue under Pay As You Earn ("PAYE") in respect of income tax chargeable under section 476 of ITEPA in respect of an Option Gain and primary Class 1 National Insurance contributions for which any member of the Group is so liable to account in respect of earnings or remuneration represented by an Option Gain;

(iii)

"Employer NICs" means secondary Class 1 National Insurance contributions which any member of the Group is liable to pay to the Inland Revenue in respect of earnings or remuneration represented by an Option Gain;

(iv)

"Group" means the Buyer (or any holding company or subsidiary of Buyer), the Company and any of the Company's subsidiaries;

(v)

"ITEPA"  means the Income Tax (Earnings and Pensions) Act 2003;

(vi)

"Option Gain" means the taxable amount which counts as employment income of the Employee under section 476 of ITEPA in relation to the Relevant Option;

(vii)

"Relevant Option" means a stock option granted under the Plans to an Employee;

(viii)

"Plans" means together the West Pharmaceutical Services, Inc. 1998 Key Employee Incentive Compensation Plan and the West Pharmaceutical Services, Inc 2004 Stock-Based Compensation Plan;

(b)

The provisions of this Section 5.8 shall have effect in the event that any Employee realizes an Option Gain and any member of the Group is obliged to account for any Employee Taxation or to pay any Employer NICs arising in respect of the Option Gain.

(c)

If the Parent receives a valid notice from an Employee who is the holder of a Relevant Option that he or she is exercising, assigning or releasing the Relevant Option:

(i)

the Parent will within 5 days from the date of such notice, notify Buyer of:

(A)

the fact of the exercise, assignment or release of the Relevant Option (as the case may be);

(B)

the amount of the Option Gain (or sufficient details to enable Buyer to calculate the Option Gain);

(C)

the identity of the holder of the Relevant Option; and

(D)

the date of grant of the Relevant Option.

(ii)

Buyer will procure that the relevant member of the Group will inform the Parent of the amount of Employee Taxation and Employer NICs due to be accounted for in respect of the Option Gain within 7 days of the notification referred to in Section 5.8(c)(i) above; and

(iii)

the Parent will use its reasonable endeavors to exercise and enforce all of its rights under the rules of the Plans or otherwise to recover all Employee Taxation in respect of the Option Gain and will procure that any Employee Taxation so recovered will be paid, together with any applicable Employer NICs, to the relevant member of the Group within seven Business days thereof.

(d)

Parent will provide to Buyer all information that the member of the Group is required to notify to the UK Inland Revenue in respect of the exercise, assignment or release of Relevant Options upon request by the Buyer to the extent that such information is not otherwise in the possession of Buyer or any other member of the Group.

5.9.

Bonus Liabilities

.

(a)

For the purposes if this Section 5.9 only;

(i)

"Bonus"  means any payment or award made by the Parent or a subsidiary of the Parent to an Employee on or after Closing;

(ii)

"Employees"  means employees or officers or former employees or officers of any member of the Group and "Employee" means any one of them;

(iii)

"Employee Taxation" means the amount of income tax and primary Class 1 National Insurance contributions which an Employee is liable to pay and/or any member of the Group is liable to account for in respect of a Bonus;

(iv)

"Employer NICs" means any secondary Class 1 National Insurance contributions which any member of the Group is liable to pay and account for in respect of a Bonus;

(v)

"Group" means the Buyer, (any holding company or subsidiary of the Buyer), the Company and any of the Company’s subsidiaries.

(b)

The provisions if this Section 5.9 shall have effect in the event that a Bonus is paid to an Employee.

(i)

If Parent (or any subsidiary of the Parent) intends to pay a Bonus to an Employee the Parent will, within 7 days prior to the intended payment, notify Buyer of:

(A)

the intention to pay the Bonus;

(B)

the amount of the Bonus;

(C)

the identity of the Employee to whom the Bonus is paid; and

(D)

the intended date of the Bonus payment.

(ii)

Buyer will procure that the relevant member of the Group informs the Parent of the amount of Employee Taxation and Employer NICs due to be accounted for in respect of the Bonus within 5 days of the notification referred to in Section 5.9(b)(i) above; and

(iii)

Parent will procure that the Employee Taxation is withheld from the Bonus and/or otherwise recovered from the Employee and together with the applicable Employer NICs is paid to the relevant member of the Group within 7 days of the payment of the Bonus to the Employee and Buyer shall procure that the relevant member of the Group will account for the same to the appropriate tax authority.

5.10.

Pensions.

(a)

Parent unconditionally and irrevocably agrees, as a continuing obligation, to indemnify Buyer and the Company against any Liabilities (including but not limited to Liability arising under section 75 of the Pensions Act 1995 or regulations made under that section or pursuant to sections 38 or 43 of the Pensions Act 2004) as a result of the Company having participated in or contributed to the Scheme or any other agreement or arrangement for the provision or payment of pensions, allowances, lump sums or other similar benefits on retirement or death for any employee or former employee (or their dependants) of the Company.

(b)

Within 14 days of the date on which the certificate is produced, Parent shall pay the Company the amount of that Company’s debt as shown on the certificate (unless the certificate has shown that no debt is due).  Buyer will procure that the Company will pay the amount so received to the Scheme.  For these purposes the certificate shall have an effective date as at the date of the Closing Date.

ARTICLE VI

OTHER AGREEMENTS

6.1.

Bulk Transfer Laws.  Buyer waives compliance by Parent with respect to any applicable bulk sale or bulk transfer laws or similar laws; provided, however, that Parent shall indemnify and hold harmless Buyer against any and all Losses which may be asserted by third parties against Buyer as a result of non-compliance with any such bulk sale or bulk transfer laws, other than Assumed Liabilities.

6.2.

Notification of Certain Matters.  From time to time prior to the Closing Date, and as soon as reasonably practicable after becoming aware of such a matter, each of Parent, Selling Sub and Buyer, as applicable, shall promptly notify the other of (a) any matter that, if known, existing or occurring as of the date of this Agreement, would constitute a breach of any of its representations, warranties or agreements contained herein or would have been required to be set forth or described on any Schedule to this Agreement, or that is necessary to complete or correct any information in any of its representations or warranties contained in this Agreement, (b) the existence or non-existence of any circumstance or condition, or the occurrence or non-occurrence of any event, that would be reasonably likely to cause any condition to the obligations of any party to consummate the transactions contemplated hereby not to be satisfied by the Termination Date, or (c) the failure of such party to perform, comply with or satisfy any covenant, agreement or conditions to be performed, complied with or satisfied pursuant to this Agreement that would reasonably be likely to result in any condition to the obligations of any party to consummate the transactions contemplated hereby not to be satisfied by the later of the Termination Date or the Closing Date; provided, however, that receipt of information pursuant to this Section 6.3 shall not affect any representation or warranty of Parent, Selling Sub or Buyer or the conditions to the obligations of Parent, Selling Sub or Buyer or be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentation or breach of warranty.

ARTICLE VII

MISCELLANEOUS

7.1.

Assignment.   This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by sale of stock, operation of law in connection with a merger, or sale of substantially all the assets of Buyer) without the prior written consent of the other parties hereto; provided that Buyer may assign or delegate its rights, obligations and liabilities under this Agreement in whole or in part to any Affiliate or Subsidiary of the Buyer or combination of such Affiliates or Subsidiaries without the consent of Parent, Selling Sub or the Company; provided, however, that Buyer shall remain fully liable for the fulfillment of all such obligations or liabilities.  This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.

7.2.

No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.  A Person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available otherwise under that act.

7.3.

Termination.

(a)

This Agreement may be terminated (i) by written agreement of Buyer and Parent, (ii) by written notice given by Buyer to Parent or by Parent to Buyer if the Closing shall not have occurred on or before March 1, 2005 (the “Termination Date”) (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement), (iii) by Buyer if any of the conditions set forth in Sections 3.1 or 3.2 have become incapable of being fulfilled prior to the Termination Date and have not been waived by Buyer or (iv) by Parent and Selling Sub if any of the conditions set forth in Sections 3.1 or 3.3 have become incapable of being fulfilled prior to the Termination Date and have not been waived by Parent and Selling Sub or (v) if (A) the purchase and sale of the Shares or Conveyed Assets contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction or (B) there shall be an Applicable Law which makes the purchase and sale of the Shares or Conveyed Assets contemplated hereby illegal or otherwise prohibited.

(b)

In the event of termination pursuant to paragraph (a) of this Section 7.3, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party.  If the transactions contemplated by this Agreement are terminated as provided pursuant to this Section 7.3 it shall become null and void and of no further effect except as provided in this Section 7.3(b):

(i)

Buyer shall return all documents and other material received from or on behalf of each of Parent, Selling Sub, or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Parent, Selling Sub or the Company, as applicable;

(ii)

all confidential information received by Buyer with respect to the US Business or the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement;

(iii)

the provisions of Sections 5.2(a), 7.8, 7.11, 7.12, 7.13, 7.16 and 7.17 shall remain in full force and effect; and

(iv)

in no event shall any termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached any of the agreements, covenants, representations, warranties or other provisions of this Agreement prior to termination hereof.

7.4.

Indemnification; Survival of Representations and Warranties and Covenants.

(a)

Survival of Representations.  The representations and warranties of each of Parent, Selling Sub and Buyer contained in this Agreement (including the Schedules and Exhibits attached hereto) and in the certificates delivered pursuant to Sections 3.2(a), 3.2(b), 3.2(c), 3.3(a) and 3.3(b) shall survive for a period of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Sections 4.1(a), 4.1(c), 4.1(q), 4.1(s) and 4.1(u) shall survive the Closing indefinitely and the representations and warranties contained in Sections 4.1(v) shall survive the Closing for the applicable statute of limitations.  The covenants of each of Parent, Selling Sub and Buyer to be performed prior to Closing shall survive the Closing and remain in effect indefinitely. The applicable periods during which the representations, warranties and covenants survive according to this Section 7.4(a) are referred in this Agreement as the “Survival Period”.  The obligations to indemnify and hold harmless any Buyer Indemnified Party or Seller Indemnified Party under this Section 7.4 with respect to a breach of a representation or warranty or a breach of covenant shall terminate when the applicable Survival Period terminates except with respect to claims for indemnification made in writing prior to the termination of the applicable Survival Period or in respect of actions (whether instituted before or after such termination) based on any claim made in writing prior to such termination (any such claims or actions “Claims”).

(b)

Indemnification by each of Parent and Selling Sub.  Subject to the other provisions of this Section 7.4, if the Closing occurs, and notwithstanding any knowledge or information that Buyer may have, Parent agrees to indemnify, save and hold harmless Buyer and its Affiliates and Subsidiaries and their respective officers, directors, principals, attorneys, partners and agents (the “Buyer Indemnified Parties” and together with the Seller Indemnified Parties, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses of investigation and cooperation), judgments and settlements (whether or not arising out of third-party claims) but excluding lost profits, punitive or consequential damages other than in respect of punitive damages payable by any Indemnified Party to a third party (“Losses”), incurred as a result of or arising out of:

(i)

any breach of any representation or warranty made by Parent or the Selling Sub in this Agreement (including the Schedules and Exhibits attached hereto) and in the certificates delivered pursuant to Sections 3.2(a), 3.2(b) and 3.2(c);

(ii)

any breach of any covenant or agreement made by Parent or the Selling Sub or the Company in this Agreement; and

(iii)

the Retained Liabilities or the Excluded Assets.

(c)

Indemnification by Buyer.  Subject to the other provisions of this Section 7.4, if the Closing occurs, Buyer shall indemnify, save and hold harmless each of Parent and Selling Sub, as applicable and their Affiliates and Subsidiaries and their respective officers, directors, principals, attorneys, partners and agents (the “Seller Indemnified Parties”) from and against any and all Losses, incurred as a result of or arising out of:

(i)

any breach of any representation made by Buyer set forth in Section 4.2 hereof and in the certificates delivered pursuant to Section 3.3(a) and 3.3(b); and

(ii)

any breach of any covenant or agreement made by Buyer or the Company (following the Closing) in this Agreement; and

(iii)

the Assumed Liabilities.

(d)

Mitigation.   Nothing provided in this Section 7.4 shall limit any duty of an Indemnified Party to mitigate Losses under applicable law.  For the purposes of indemnification provided in Section 7.4(b) and (c), in determining whether the representations or warranties of Parent, Selling Sub or Buyer have been breached, no effect will be given to any materiality or Material Adverse Effect qualifier or dollar threshold set forth in such representations and warranties or related definitions.

(e)

Losses Net of Insurance, Etc.   The amount of any Losses for which indemnification is provided under this Section 7.4 shall be net of (i) any amounts actually recovered by Indemnified Parties pursuant to any indemnification by or indemnification agreement with any third party (net of any costs incurred to obtain such recovered amounts) and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Losses (net of any costs incurred to obtain such proceeds or reimbursement and all deductions and adjustments to premiums; and no right of subrogation shall accrue to any insurer or third party indemnitor hereunder) (each such source named in clauses (i) and (ii), a “Collateral Source”); and (iii) an amount equal to the Tax benefit, if any (net of the Tax cost, if any), attributable to such Losses; provided, however, that nothing in this Section 7.4(e) shall limit in any way the ability of Buyer to (x) take (or refrain from taking, as the case may be) any position for Tax purposes that Buyer determines to take (or refrain from taking) in its sole discretion, or (y) refrain from pursuing any Collateral Source recovery that Buyer determines, in its sole discretion, would be commercially inadvisable to pursue.

(f)

Defense of Third Party Claims.  If any third party shall notify any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other party (each an “Indemnifying Party” and collectively the “Indemnifying Parties”) under this Section 7.4 (including the commencement of any administrative proceeding, including without limitation an administrative proceeding with respect to Taxes), written notice thereof shall be given by the Indemnified Party to the Indemnifying Parties promptly (and in any event within fifteen (15) calendar days after receiving notice of the Third Party Claim).  The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Parties are materially prejudiced by such failure to give notice.  After such notice, Indemnifying Parties shall be entitled, if they so elect at their own cost and expense and upon their irrevocably and unconditionally notifying the Indemnified Party in writing that they shall indemnify all Indemnified Parties in respect of such matter, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the Indemnified Party has been advised by counsel that joint counsel for the Indemnified Party and the relevant Indemnifying Party shall result in a conflict under the applicable rules of professional conduct, in which event the Indemnified Party shall be entitled, at the Indemnifying Parties’ cost, risk and expense to separate counsel of its own choosing, and (iii)  if such Third Party Claim seeks only money damages (all of which are to be paid by the Indemnifying Parties) to compromise or settle such claim; provided, that the Indemnifying Party shall not agree to any compromise or settlement that does not include a complete release of the Indemnified Party from all liability with respect thereto without the consent of Indemnified Party, which will not be unreasonably withheld or delayed.  No Third Party Claim which seeks equitable or non-monetary relief may be settled by the Indemnifying Parties without the consent of the Indemnified Parties, which shall not be unreasonably withheld or delayed.  The Indemnified Party may, at its own cost, participate in (but not control) the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  Any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Parties that they intend to assume the defense, appeal or settlement of a Third Party Claim, to file any motion, answer or other pleading and take such other action which it shall reasonably deem necessary to protect its interest or that of the Indemnifying Parties until the date on which the Indemnified Party receives such notice from the Indemnifying Parties, provided that, prior to filing such motion, answer or other pleading or taking such other action, the Indemnified Party shall have made reasonable efforts to consult with the Indemnifying Parties and shall have concluded reasonably and in good faith that any delay in filing such motion, answer or other pleading or taking other actions would adversely affect the rights of such Indemnifying Party.  If the Indemnifying Parties fail to assume the defense of such claim within thirty (30) calendar days after receipt of the notice of claim by the Indemnifying Parties, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the Indemnifying Parties) have the right to undertake, at the Indemnifying Parties’ cost and expense, the defense of such claim (but shall not have authority to settle such claim without the consent of the Indemnifying Parties (which shall not be unreasonably withheld or delayed) unless the Indemnifying Parties fail, within ten (10) days of notice that Indemnified Party intends to settle the claim (which notice shall describe the terms of such proposed settlement), to agree to assume control of the defense of such claim).  If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Parties reasonably informed of the progress of any such defense.  Subject to the other provisions hereof, the Indemnifying Parties shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.4 and for any final judgment (subject to any right of appeal) and the Indemnifying Parties agree to indemnify and hold harmless each Indemnified Party from and against any Losses by reason of such settlement or judgment.

(g)

Cooperation.  Any Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Parties and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and, at no out-of-pocket cost to the Indemnified Party, shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to Parent, Selling Sub and Buyer and their respective agents and representatives (including legal counsel) to, and reasonable retention by the Indemnified Party of records and information which are reasonably relevant to such third party claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The parties shall cooperate with each other in any notifications to insurers.

(h)

Limitation on Claims.

(i)

With respect to Parent’s indemnity obligations pursuant to Section 7.4(b)(i), the maximum aggregate liability obligation of Parent to the Buyer Indemnified Parties (including, but not limited to, liabilities of Parent and Selling Sub for costs, expenses and attorneys’ fees paid or incurred in connection therewith or in connection with the curing of any or all breaches of Parent’s and Selling Sub’s representations and warranties) collectively pursuant to Section 7.4(b)(i) shall not exceed $2 million; provided, however, that with respect to any Claims made in writing prior to the 91st day after the Closing, such maximum aggregate liability shall be $7 million; provided, further, that in no event shall Parent’s indemnity obligations pursuant to Section 7.4(b)(i) exceed $7 million .

(ii)

With respect to Buyer’s indemnity obligations pursuant to Section 7.4(c)(i), the maximum aggregate liability obligation of Buyer to the Seller Indemnified Parties (including, but not limited to, liabilities of Buyer for costs, expenses and attorneys’ fees paid or incurred in connection therewith or in connection with the curing of any or all breaches of Buyer’s representations and warranties) collectively pursuant to Section 7.4(c)(i) shall not exceed $2 million; provided, however, that with respect to any Claims made in writing prior to the 91st day after the Closing, such maximum aggregate liability shall be $7 million; provided, further, that in no event shall Buyer’s indemnity obligations pursuant to Section 7.4(c)(i) exceed $7 million.

(i)

Other Limitations.

(i)

No Buyer Indemnified Parties shall be entitled to recover from Parent for any Losses pursuant to Section 7.4(b)(i) unless the aggregate amount of all Losses for which the Buyer Indemnified Parties would, but for this sentence, be entitled to receive indemnification pursuant to such Section 7.4(b)(i) exceeds $250,000 (the “Loss Threshold”).  In the event that such Losses exceed the Loss Threshold, the Buyer Indemnified Parties shall be entitled to recover any and all such Losses from Parent from the first dollar of Loss.

(ii)

No Buyer Indemnified Parties shall be entitled to recover from Parent for any Losses for any individual claim unless such claim is in an amount greater than $25,000.

(iii)

No Seller Indemnified Parties shall be entitled to recover from Buyer for any Losses pursuant to Section 7.4(c)(i) unless the aggregate amount of all Losses for which the Buyer Indemnified Parties would, but for this sentence, be entitled to receive indemnification pursuant to such Section 7.4(c)(i) exceeds the Loss Threshold.  In the event that such Losses exceed the Loss Threshold, the Seller Indemnified Parties shall be entitled to recover any and all such Losses from Buyer from the first dollar of Loss.

(iv)

No Seller Indemnified Parties shall be entitled to recover from Buyer for any Losses for any individual claim unless such claim is in an amount greater than $25,000.

(j)

Exclusive Remedy.  After the Closing, the rights set forth in this Section 7.4 shall be the Indemnified Parties’ sole and exclusive remedies with respect to any and all claims relating to this Agreement, the parties hereto, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby; provided, however, that nothing in this Section 7.4(j) shall limit Buyer’s right to seek injunctive or other equitable relief to enforce the performance by Parent or Selling Sub of their obligations hereunder.   Notwithstanding the foregoing, this Section 7.4(j) shall not affect the parties’ rights under the Investment Documents and Buyer shall have the right to pursue remedies against Parent and Selling Sub outside of this Section 7.4 to enforce covenants contained in the Transition Services Agreement.

(k)

Tax Treatment.  Any indemnification payments under this Section 7.4 shall be treated to the extent permitted by applicable law, for Tax purposes, as adjustments to the Purchase Price.

(l)

Parent and Selling Sub shall not be liable for any claim under this Agreement in respect of any Liability to Taxes or relating to Taxes to the extent that:

(i)

allowance, provision or reserve for it is made in the Financial Statements and such allowance, provision or reserve has reduced the Purchase Price in accordance with Section 2.7 of this Agreement;

(ii)

it would not have arisen but for any voluntary act, omission, transaction or arrangement after the Closing Date of the Company or the Buyer or any person connected with either of them (applying for this purpose section 839 of the Taxes Act to determine whether any person is connected with another) or their directors or employees (which the person concerned was aware, or ought reasonably to have been aware, gave rise to the Taxes in question) otherwise than in the ordinary course of business of the Company as presently carried on but excluding any act pursuant to a legally binding agreement entered into by the Company or the Parent on or prior to the Closing Date or act carried out at the request of the Parent, Selling Sub or their Affiliates;

(iii)

it arises (or is increased) because of:

(A)

any claim, election, surrender or disclaimer made or notice or consent given or any other thing done after the Closing Date by the Company or the Buyer or any subsidiary of either of them or any person connected (within the meaning of section 839 of the Income and Corporation Taxes Act 1988) with either of them under the provisions of any legislation relating to Tax other than where such claim, election, surrender, disclaimer, notice, consent or other thing was taken into account in preparing the Accounts or Financial Statements;

(B)

a failure or omission on the part of the Company on or after the Closing Date to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing under the provisions of any legislation relating to Tax the making, giving or doing of which was taken into account in computing the provision for Tax in the Financial Statements or the Accounts provided the Parent or Selling Sub has provided the Buyer with written details of such claim, election, surrender, disclaimer, notice, consent or other thing within 10 days of Closing or 30 days prior to the date on which such claim, election, surrender, disclaimer, notice, consent or other thing is required to be submitted, made or done, whichever is the later;

(iv)

it arises in consequence of, a voluntary change in the date to which the Company makes up its accounts or a change of any of its accounting policies, bases or practices in either case after the Closing Date other than where such change us to correct an accounting policy, bases or practice so that it accords with UK GAAP or international accounting standards in force at Closing;

(v)

it arises in consequence of any change in legislation or any change in the rate of any Tax or any imposition of Tax or change in the published practice of, or general concession operated by, any tax authority in each case coming into effect after the Closing Date;

(vi) the Buyer has recovered damages or any other amount under the Agreement in respect of the same loss, liability, damage or event;

(vii) the liability to Tax would not have arisen but for a disclaimer of capital allowances or any Relief or a revision to or revocation of a claim therefore where such revision or disclaimer is caused or made by the Company after the Closing Date and such disclaimer, revisions or revocation is not taken into account in the Accounts or Financial Statements; or

(viii) the liability to Tax arises or is increased as a consequence of any failure by the Buyer or the Company to comply with any of their respective obligations under this Agreement; or

(ix) to the extent that the liability to Tax is mitigated by the setting off of any Relief of the Company incurred in or in respect of a period ended on or before the Closing Date (other than a Relief described in Section 5.7(a)(ii) or (iii)) for no consideration or no cost to the Buyer or the Company or any such Relief would have been so available to mitigate but for the setting off of the Relief against profits or a liability to Tax, in either case in respect of which the Buyer would not have been able to make a claim under this Agreement; or

(x) the Tax arises or is increased by the application of a 2004 Relief;

(xi) to the extent that the liability to Tax arises or is increased as a result of any delay of more than 5 Business Days or default by the Buyer or the Company in paying over to any tax authority any amount received from the Parent or Selling Sub or any of them under clause 5.7 of this Agreement; or

(xii) to the extent that it has been discharged before the Closing Date; or

(xiii) to the extent that it has been made good by insurers or otherwise compensated for without cost to the Buyer or the Company; or

(xiv) to the extent that it would not have arisen but for a cessation of, or any changes in the conduct of, any trade carried on by the Company at the Closing Date, being a cessation or charge occurring on or after the Closing Date;

7.5.

Collateral Sources.  If the Parent or Selling Sub have made full payment to the Buyer under this Agreement and the Company is entitled to recover from any third party (including any tax authority) any sum in consequence of any event to which the payment made by the Parent or Selling Sub relates, subject to this Section 7.5 and the Parent and Selling Sub providing an indemnity to the Buyer for its costs which is reasonably satisfactory to the Buyer, the Buyer shall and shall procure that the Company shall use all reasonable endeavours to effect such recovery and the Parent or Selling Sub may require the Buyer by notice in writing to take and to procure that the Company takes such action as the Parent or Selling Sub reasonably request to recover such sums.  Pursuant to this Section 7.5, the Buyer covenants with the Parent and Selling Sub to pay to the Parent or Selling Sub (as appropriate) within 5 business days after receipt of any sum so recovered, an amount equal to any sum (up to but not exceeding the amount paid by the Parent or Selling Sub to the Buyer under this Agreement) referred to in Section 7.6(i) (including any interest or repayment supplement) which the Company actually recovers less any liabilities, Taxes, reasonable costs, fees or expenses incurred by the Buyer or the Company in respect of the matter in question.

7.6.

Tax Relief.

(i)

If:

(A)

the auditors for the time being of the Company shall certify (at the request and expense of the Parent and the Selling Sub) that any liability for Tax which has resulted in a payment having been made or becoming due from the Parent and or the Selling Sub under this Agreement will give rise to a relief (a “Tax Relief”) for the Company which would not otherwise have arisen and shall further certify the value of that Tax Relief (taking into account timing differences); or

(B)

the Company shall become entitled to any repayment of corporation tax overpaid by the Company in respect of any period ending on or before the Closing Date then any such amounts shall be dealt with in accordance with Section 7.6(ii).

(ii)

Where it is provided under Section 7.6(i) that any amount (the "Relevant Amount") is to be dealt with in accordance with this Section 7.6(ii):

(A)

the Buyer shall, or shall procure that the Company shall, notify the Parent or the Selling Sub (and provide the Parent or the Selling Sub with full details thereof) as soon as reasonably practicable, and in any event within four Business Days of it coming to the notice of the Buyer or the Company that there is likely to be a Tax Relief or right of repayment as referred to in Section 7.6(i), and the Buyer shall provide prompt replies to reasonable enquiries by the Parent or the Selling Sub and their agents, and provide reasonable assistance and information in relation to these matters.

(B)

the Relevant Amount shall first be set off against any payment then due from the Parent or the Selling Sub under this Agreement; and

(C)

to the extent there is an excess, the Buyer shall procure that a refund shall be made to the Parent or the Selling Sub of any previous payment or payments made by the Parent or the Selling Sub under this Agreement and not previously refunded under this sub-Section up to the amount of such excess; and

(D)

to the extent that the excess referred to in Section 7.6(ii)(C) is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Parent or Selling Sub under this Agreement.

(iii)

Where any such certification as is mentioned in  7.6(i) has been made, the Parent, Selling Sub or the Buyer may (at their/its own expense) request the auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

(iv)

If the auditors certify under Section 7.6(iii) that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of Section 7.6(ii) of this clause as the Relevant Amount, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Parent or Selling Sub or (as the case may be) to the Parent or Selling Sub.

7.7.

2004 Reliefs.  Notwithstanding the foregoing, upon the direction of Parent, the Buyer covenants that it will cause the Company to surrender up to the full amount of the 2004 Reliefs to Selling Sub or any one or more other subsidiary or affiliated company(s) of Parent (“UK affiliates”) as may be entitled to claim Group Relief in respect of such 2004 Reliefs.  No payment for shall be made to the Company for the 2004 Reliefs so surrendered.  No Reliefs other than 2004 Reliefs shall be, or shall be required to be, surrendered by the Buyer or the Company to the Parent, Selling Sub or their Affiliates.

7.8.

Expenses.  Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as may otherwise be expressly provided in this Agreement.

7.9.

Amendments.  No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

7.10.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service or (d) three (3) days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)

If to Buyer, to:

Archimedes Pharma Limited

10 Upper Bank Street

London E14 5JJ

Attention:  Nicholas Lowcock

Telecopier: [44]207-321-0881

With a required copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:

Steven J. Gartner

Gregory B. Astrachan

Telecopier:

(212) 728-8111

(ii)

If to Parent, to:

John R. Gailey III, Esq.

Vice President, General Counsel and Secretary

West Pharmaceutical Services, Inc.

101 Gordon Drive

Lionville, PA  19341

With a required copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention:

Christopher G. Karras, Esq.

Telecopier:

(215) 994-2222

(iii)

If to Selling Sub, to:

John R. Gailey III, Esq.

Vice President, General Counsel and Secretary

West Pharmaceutical Services, Inc.

101 Gordon Drive

Lionville, PA  19341

With a required copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention:

Christopher G. Karras, Esq.

Telecopier:

(215) 994-2222

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto).

7.11.

Consent to Jurisdiction.   With respect to any action or claim arising out of or relating to this Agreement or the transactions contemplated hereby, the parties hereto hereby expressly and irrevocably (a) agree and consent to be subject to the exclusive jurisdiction of any United States District Court located in New York, New York (and in the absence of Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the state courts located in New York, New York, (b) agree not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts), (c) agree not to object to venue in such courts or to claim that such forum is inconvenient and (d) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 7.10.  Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by law.

7.12.

Severability.   If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.13.

Interpretation.   All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties acknowledge and agree that (a) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (b) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (c) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.  Any fact or item that is disclosed in a Schedule shall be deemed to have been disclosed for all applicable Schedules or representations as long as the applicability of the Schedules and representations as to which the matter is not expressly and specifically identified is plainly evidenced on the face of the disclosure included in the Schedule in which such disclosure appears.

7.14.

Waiver.   Waiver of any term or condition of this Agreement by any party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.15.

Counterparts.   This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

7.16.

Entire Agreement.   This Agreement, including the Schedules hereto, and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

7.17

Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

WEST PHARMACEUTICAL SERVICES, INC.

By: /s/ D. E. Morel

Name: Donald E. Morel, Jr.

Title: President

WEST PHARMACEUTICAL SERVICES GROUP, LTD.

By: /s/ J. R. Gailey

Name: John R. Gailey III

Title: Director

ARCHIMEDES PHARMA LIMITED

By: /s/ Simon Turton

Name: Simon Turton

Title: Director

ANNEX A -Additional Consideration

1.  Definitions.  For purposes of calculating the Additional Consideration, Capitalized Terms used but not defined herein shall have the meanings ascribed thereto in the Agreement to which this Annex is appended and the following terms shall have the following meanings:

“Cash Consideration” shall mean the after-Tax cash proceeds actually received by the Buyer from a Product Sale to an independent, third-party customer in bona fide arms length transactions.

"Net Sales" shall mean with respect to the Products distributed and sold by the Buyer or any of its Subsidiaries, the total gross amount received for such Product sold to independent, third-party customers in bona fide arms length transactions, less

(i)

quantity and/or cash discounts actually allowed or taken,

(ii)

any sales, excise, value-added, turnover or similar taxes and any duties and other governmental charges imposed upon the importation, use or sale of the Product,

(iii)

amounts allowed or credited by reason of rejections, return of goods, and retroactive price reductions specifically identifiable as relating to the Product,

(iv)

third party rebates and chargebacks related to the sale of the Product, to the extent allowed,

(v)

transportation, insurance and handling expenses if separately invoiced and directly chargeable to such sales of Products, and

(vi)

any other specifically identifiable amounts included in the Product's gross sales that will have been or ultimately will be credited and that are substantially similar to those listed above.

Net Sales shall not include any consideration received by Buyer, its Affiliates or its licensees or sublicensees in respect of the sale, use or other disposition of a Product in a country as part of a clinical trial prior to the receipt of all regulatory approvals required to commence full commercial sales of such Product in such country.

 “Products” shall mean shall mean any formulation of a pharmaceutical compound that incorporates or is derived from any of the Subject Technologies.

“Product Sale” shall mean any sale (other than in connection with an Exit (as such term is defined in the Investment Documents)) of all of the Buyer’s rights to develop, market and sell a Product.

“Royalty Revenues” shall mean the cash royalty revenues of the Buyer and its Subsidiaries actually received under licenses of the Subject Technologies for use in Products to independent, third-party customers in bona fide arms length transactions, less

(i)

any milestone, research and development or similar payments; and

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(ii)

expenses or funding costs of the Buyer or its Subsidiaries that are prepaid under any such licenses.

“Subject Technologies”  shall mean the Chi-Sys, Pectin and Targit technologies for the delivery of therapeutic compounds.

2.  Payment of Additional Consideration.  As additional consideration for the Conveyed Assets and the Shares, Buyer shall pay to Selling Sub an amount (the “Additional Consideration”) equal to the sum, without duplication, of (a) 3% (such percentage, the “Royalty Rate”) of any Royalty Revenues, plus (b) 1.8% (such percentage, the “Net Sales Rate”) of Net Sales of any Products, plus (c) 2.0% (such percentage, the “Sales Rate”) of any Cash Consideration received in respect of any Product Sale, in each of (a), (b) and (c) during the period (the “Payment Period”) commencing on the Closing Date and ending on December 31, 2014; provided, however, that in the event that the aggregate Additional Consideration paid or payable hereunder exceeds $19,000,000, (i) the Royalty Rate applied to any Royalty Revenues received thereafter shall be reduced to 0.25% ,(ii) the Net Sales Rate applied to any Net Sales of Products received thereafter shall be reduced to 0.15% and (iii) the Sales Rate applied to any Cash Consideration received thereafter shall be reduced to 0.15%.

3.  Payment Terms.  Payments by Buyer to Selling Sub of Additional Consideration under this Annex shall be calculated and paid annually.  All such annual payments of Additional Consideration shall be made on the 45th calendar day after receipt by Buyer of its audited financial statements in respect of each fiscal year of the Buyer during the Payment Period (each, a “Payment Date”).  All payments shall be paid in United States dollars in Philadelphia, PA,.  If sales of Products are made, or Royalty Revenues are received, in currencies other than U.S. dollars, the Additional Consideration payable hereunder shall be computed in local currency based on the amount of Net Sales, Royalty Revenues and Cash Consideration, as applicable, and then converted into U.S. dollars at the noon buying rate for the applicable currency published in the Wall Street Journal prevailing on the day immediately preceding the Payment Date.

(a)

In connection with the making of each payment by Buyer to Selling Sub under this Annex, Buyer shall deliver to Selling Sub a schedule setting forth the computation of the Additional Consideration and a copy of the financial information used in making such computation.  Buyer’s computation of any payment under this Annex shall be conclusive and binding upon the parties hereto unless, within thirty business days following Selling Sub’s receipt of the aforedescribed payment and information, Selling Sub notifies Buyer in writing (the “Objection Notice”) that it disagrees with Buyer’s computation of the Additional Consideration.  Such notice by Selling Sub shall include a schedule setting forth Selling Sub’s computation of the Additional Consideration, together with a copy of any financial information, other than that previously supplied by Buyer to Selling Sub, used in making Selling Sub’s computation.

(b)

Selling Sub’s computation of the Additional Consideration under this Annex shall be conclusive and binding upon the parties hereto unless, within thirty business days following Buyer’s receipt of the Objection Notice, Buyer notifies Selling Sub in writing that it disagrees with Selling Sub’s computation of the Additional Consideration.  If Buyer disagrees with Selling Sub’s computation of the Additional Consideration, Buyer and Selling Sub shall

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request a national firm of independent certified public accountants mutually agreeable to Buyer and Selling Sub to compute the amount of the Additional Consideration as promptly as possible, which computation shall be conclusive and binding upon Buyer and Selling Sub.  The expenses of any computation by any such national accounting firm selected by the Buyer and Selling Sub to resolve computational disputes hereunder shall be borne equally by Buyer and Selling Sub.

(c)

In the event the amount of Additional Consideration to be paid by Buyer to Selling Sub in accordance with paragraph 3(a) for any Contract Period is recomputed in accordance with paragraph 3(c), the adjustment to amount of Additional Consideration shall be paid by Buyer to Selling Sub within twenty business days after the date of final recomputation of such payment.

4.  Books and Records.  Buyer shall keep books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to Selling Sub hereunder.  The books of account shall be kept at Buyer's principal place of business or the principal place of business of the appropriate division of Buyer to which this Agreement relates.  At reasonable times and upon reasonable notice, for two(2) years following the end of the fiscal year to which they pertain, the books of account and the supporting data shall be made available, upon the reasonable request and at reasonable times, to Selling Sub or its agents during regular business hours for the purpose of verifying, and only to the extent necessary to verify, the amount of Additional Consideration payable under this Agreement, but in no event more than once per calendar year and provided that such access does not unreasonably disrupt the normal operations of the Buyer.

5.  No Grant of Intellectual Property Rights; Operation of the Business.  Nothing in this Annex or this Agreement shall be deemed to grant, transfer or convey to Selling Sub any right, title or interest, including licenses or rights to use, in and to the Subject Technologies or any Intellectual Property related thereto, whether now existing or hereinafter created, nor shall Selling Sub retain any residual rights in any Intellectual Property Selling Sub may have had heretofore under such Intellectual Property.  Selling Sub acknowledges that (i) upon the closing of the transactions contemplated by this Agreement and except as expressly provided to the contrary in this Agreement, Buyer has the right to operate the Business and the Company and Buyer’s other businesses in any way that Buyer deems appropriate in Buyer’s sole discretion, (ii) Buyer has no obligation to operate the Business and Buyer’s other businesses in order to maximize the amount of any Additional Consideration, (iii) Buyer is under no obligation to manufacture or sell Products or license the Subject Technologies, (iv) the Additional Consideration is speculative and is subject to numerous factors outside the control of Buyer, (v) there is no assurance that Seller will receive any Additional Consideration, (vi) Buyer owns no fiduciary duty or express or implied duty to Selling Sub, including an implied duty of good faith and fair dealing, (vii) nothing in this Agreement shall prohibit Buyer from selling any or all of its rights in the Subject Technologies or any Intellectual Property related thereto and (vii) the parties solely intend the express provisions of this Agreement to govern their contractual relationship.  Seller hereby waives any fiduciary duty or express or implied duty of Buyer to Selling Sub, including an implied duty of good faith and fair dealing.

6.  Right of Setoff.  Buyer shall have the right to set off any amounts payable under this Annex against any amounts payable to Buyer by Parent or Selling Sub under this Agreement, including pursuant to any rights to indemnification under Section 7.4 of this Agreement.

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